Exhibit 10.12

LEASE

BUILDING 10 – DISCOVERY PLACE 3650 GILMORE WAY, BURNABY, B.C.

BETWEEN

DISCOVERY PARKS INCORPORATED

AND

XENON GENETICS INC.

FMC

FRASER MILNER CASGRAIN

15th Floor, The Grosvenor Building, 1040 West Georgia Street, Vancouver, B.C., Canada V6E 4H8 Telephone (604) 687-4460 Fax (604) 683-5214 www.fmc-law.com

Montreal Ottawa Toronto Edmonton Calgary Vancouver

TABLE OF CONTENTS

1.0	PREMISES	1
2.0	TERM	2
3.0	RENT	2
4.0	USE OF DEMISED PREMISES	3
5.0	DEFINITIONS	3
6.0	COVENANTS OF TENANT	10
6.17	ENVIRONMENTAL CONSIDERATIONS	13
7.0	COVENANTS OF LANDLORD	16
8.0	ALTERATIONS AND IMPROVEMENTS	18
9.0	IMPROVEMENT OF PREMISES	19
10.0	FIXTURING PERIOD	19
11.0	SUBORDINATION	20
12.0	PROPERTY ETC. DAMAGE	21
13.0	DAMAGE TO OR DESTRUCTION OF PREMISES	21
14.0	ACCESS TO DEMISED PREMISES	22
15.0	OPERATING EXPENSES AND TAXES	23
16.0	ADDITIONAL RENT AND PRO RATA PORTION OF PAYMENTS	23
17.0	DEFAULT	24
18.0	DISTRESS	25
19.0	LANDLORD’S EXPENSES ENFORCING LEASE	25
20.0	WAIVER	25
21.0	HOLD OVER	26
22.0	INABILITY TO PERFORM/FORCE MAJEURE	26
23.0	RULES AND REGULATIONS	26
24.0	LANDLORD’S RIGHT TO PERFORM	27
25.0	REMEDIES CUMULATIVE	27
26.0	LANDLORD’S LIMIT OF LIABILITY	27
27.0	LETTER OF CREDIT	28
28.0	WHOLE OF AGREEMENT	28
29.0	USE OF COMMON AREAS/PARKING	29
30.0	OPTIONS TO RENEW	29
31.0	LEASEHOLD IMPROVEMENT ALLOWANCE	30
32.0	RIGHT OF FIRST OPPORTUNITY (BUILDING 8)	30
33.0	NOTICES	32
34.0	INTERPRETATION	32

SCHEDULE “A” — Premises

LEASE

BUILDING 10 — DISCOVERY PLACE

3650 GILMORE WAY, BURNABY, B.C.

THIS INDENTURE made effective as of the 1st day of             , 2001.

BETWEEN:

DISCOVERY PARKS INCORPORATED, duly incorporated under the laws of the Province of British Columbia under Incorporation No. 173252 and having an office at #602 – 1401 West Broadway, in the City of Vancouver, in the Province of British Columbia, V6H 1H6

(the “Landlord”)

AND:

XENON GENETICS INC. duly incorporated under the laws of Canada under Incorporation No. A-52356 and having an office at 100 – 2386 East Mall, in the City of Vancouver, in the Province of British Columbia, V6T 1Z3

(the “Tenant”)

WHEREAS:

A.	The Landlord is the owner of the Land and Building described herein; and

B.	The Landlord has agreed to lease the Building to the Tenant on the terms herein contained.

WITNESSES that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed the Landlord hereby demises and leases the Premises to the Tenant as hereinafter described all on the terms, conditions and covenants as hereinafter set forth.

1.0	PREMISES

1.1 The Premises means that portion of the Land located at 3650 Gilmore Way, Burnaby, British Columbia comprising a Rentable Area of approximately 56,776 square feet being the entire Building situated thereon, as set out in Schedule “A” attached hereto.

2.0	TERM

2.1 To have and to hold the Premises for and during the term of ten (10) years commencing on the Commencement Date and expiring on the day immediately prior to the tenth anniversary of the Commencement Date.

3.0	RENT

3.1 Yielding and paying therefor unto the Landlord at its office at #602 – 1401 West Broadway, Vancouver, B.C., V6H 1H8, or at such other place as the Landlord may direct in writing, Basic Rent for Premises in the sum set out hereunder together with applicable goods and services tax, payable in advance on the first day of each and every month of the Term as follows:

Period	approximate annual Basic Rent	approximate monthly Basic Rent
Years 1 – 5	$1,021,968 + GST (18.00 per square foot)	$85,164 + GST

Years 6 – 10	$1,107,132 + GST ($19.50 per square foot)	$92,261 + GST

3.2 The Landlord acknowledges receipt from the Tenant of a deposit of $170,685.33, including GST, which shall be paid to the Landlord on execution of this Lease and applied on account of the payment of Rent, Operating Expenses and Taxes for the first and second months of the Term during which the Tenant commences payment of Rent and after expiry of all rent free periods set out in this Lease. The deposit is to be placed in an interest bearing trust account with all interest accruing to the Tenant. Following execution of this Lease the deposit shall be held for the benefit of the Landlord, but interest thereon shall continue to be for the benefit of the Tenant. Interest shall be released to the Tenant on the first day of the second month of the Term in which the Tenant is obligated to pay Rent.

3.3 Upon determination of the actual Rentable Area by a surveyor appointed by the Landlord, the Rent shall be adjusted accordingly on the basis of the Rentable Area of the Premises multiplied by $18.00 per square foot per year for each of the first five years of the Term and $19.50 per square foot per year for each of the next five years of the Term.

3.4 This Lease shall be an absolutely net lease and the Annual Net Rent shall be net to the Landlord and shall be paid without set-off, abatement, deduction or counterclaim except as may be specifically provided for in this Lease or the Offer to Lease.

3.5 Notwithstanding the foregoing, the Tenant shall not be required to pay Basic Rent for the first four months of the Term but shall be required to pay Additional Rent during the first four months of the Term.

3.6 Notwithstanding the foregoing, the Tenant shall not be required to pay Rent during the Fixturing Period and any period of occupancy permitted under Section 10.3. In the event the Fixturing Period is extended as set out in Section 10.2 hereof, the abatement of Rent will also be extended during such extension to the Fixturing Period. In the event of force majeure as set out Section 22.1, the abatement of Rent set out herein shall commence upon the expiration of the period of force majeure.

3.7 The Landlord shall be obligated to pay to the Tenant the Leasehold Improvement Allowance in accordance with Section 31.0.

4.0	USE OF DEMISED PREMISES

4.1 The Tenant will use the Premises for Research and Development, general business, laboratory uses and for related business activities all in accordance with the zoning bylaws of the City of Burnaby, including without limitation the requirements of Discovery Place OCP dated February 14, 1996 and for no other purpose and, subject to the provisions of Sections 6.11 and 6.13 of this Lease, will not permit any part of the Premises to be used or occupied by any persons other than the Tenant, its employees and invitees.

5.0	DEFINITIONS

5.1 In this Lease, unless otherwise stated, the following terms will have the following meanings:

(a)	“Additional Rent” means the amounts payable by the Tenant to the Landlord as described in Section 16.1 hereof and includes, without limitation, Operating Expenses and Taxes;

(b)	“Audit” means a review by the Tenant’s Consultant of the Tenant’s practices with respect to Hazardous Substances for the prior year to ensure that all applicable Tenant Protocols have been followed, and which will itemize any incidents where a Tenant Protocol has not been followed and set out remedial measures to be taken by the Tenant in the upcoming year to avoid further breaches of the Tenant Protocol;

(c)	“Authority” means any government agency, body, corporation, organization, department or authority responsible for administering or enforcing any Law;

(d)	“Basic Rent” means the rent described in Section 3.1 hereof;

(e)	“BOMA Standard” means the publication entitled ‘Standard Method for Measuring Floor Area in the Office Buildings’ as approved June 7, 1996, by American National Standards Institute, Inc., as identified by the publication reference ANSI/BOMA Z65.1-1996 and where the context requires, means the terminology and methodology described therein;

(f)	“Building” means the building located at 3650 Gilmore Way, Burnaby, B.C., and in which the Premises are situated;

(g)	“Building Rentable Area” means the total of all Rentable Areas in the Building;

(h)	“Business Days” means the Monday to Saturday inclusive in each week, save and except any such day that be declared, by lawful authority, a holiday;

(i)	“Commencement Date” means the day next following the last day of the Fixturing Period. If the Fixturing Period has not commenced by March 1, 2001, the Commencement Date shall be extended by one day for each day past March 1, 2001, the commencement of Fixturing Period is delayed.

(j)	“Common Areas” means all of those portions of the Land not including the Building, improvements, facilities, amenities, utilities, installations, and equipment or portions thereof on the Land forming part of or being for the use of the Building;

(k)	“Environment” has the meaning given to it in the Canadian Environment Protection Act (Canada) from time to time;

(l)	“Existing Pollution” means Pollution of the Land or Building which has not been caused by the Tenant;

(m)	“Fixturing Period” means the period described in Section 10.1 hereof;

(n)	“Hazardous Substance” means any hazardous material or matter, whether in liquid, solid, or gas or other form, that is prohibited, regulated, controlled or licensed by any Laws;

(o)	“Land” means that certain parcel or tract of land situate in Burnaby and more particularly known as a portion of PID: 019-179-758, Lot 2, District Lot 71, Group 1, NWD, Plan LMP21978;

(p)	“Landlord’s Architect” means Bunting Coady Architects or such other architect as is designated in writing by the Landlord;

(q)	“Landlord’s Consultant” means any qualified environmental consultant designated in writing by the Landlord;

(r)	“Law” means any Federal, Provincial, Municipal, and other governmental laws and regulations relating to protection of the Environment or its Pollution including, without limitation, the Canadian Environmental Protection Act (Canada) and the Waste Management Act (British Columbia) and the regulations made under them and includes any amendment, revision, re-enactment or replacement of any such Law, regulation, or by-law;

(s)	“Leasehold Improvement Allowance” means the amount set forth in Section 31.1 to be paid by the Landlord to the Tenant an account of the Tenant leasehold improvement expenditure;

(t)	“Medium” means any land, water or air and includes the Land, Building and Premises;

(u)	“Normal Business Hours” means the hours on Business Days from 7:30 a.m. to 6:00 p.m. from Monday to Friday inclusive and 8:00 a.m. until 1:00 p.m. on Saturday;

(v)	“Offer to Lease” means the offer to lease made by the Tenant on December 11, 2000, and accepted by the Landlord on December 12, 2000;

(w)	“Operating Expenses” means, without duplication or profit except any profit in respect of (viii) below, all expenses chargeable against income in connection with the operation, maintenance and repair of the Building, including all Common Areas and the Land and, without restricting the generality of the foregoing, includes;

(i)	fuel and operating expenses incurred in cleaning, heating, and ventilating the Building and providing water, natural gas, electrical service, telephone service, and sanitary and storm sewer services;

(ii)	operating expenses incurred in cleaning and maintaining, including rubbish and snow removal, the sidewalks, roads, street lights, paving, surface parking lots, underground parking facilities, and landscaping on the Land;

(iii)	water rates, special taxes and licenses (other than the Taxes or Tenant’s Taxes or taxes on capital, income or profits), Building insurance, and utility expenses for the Common Areas;

(iv)	salaries and wages (including employees’ benefits, worker’s compensation and other items of a similar nature) directly attributable to the Land and the cost of service contracts incurred in the cleaning, maintenance, repair and operation of the Building and the Land and payments made for security services provided to the Land;

(v)	the cost of building and cleaning supplies used for the Building;

(vi)	the cost of painting interior areas of the Building, not normally rented to tenants and costs of painting and otherwise maintaining the parking areas including both the underground and surface lots and the outside of the Building;

(vii)	the cost of depreciation of HVAC machinery and equipment leased and the costs thereof being fully amortized over their useful life taking into account any reduction in their useful life occasioned by increased use of such HVAC machinery and equipment requested by the Tenant under Section 7.4 all as determined by the Landlord acting reasonably on the advice of a qualified consultant acceptable to the Tenant, acting reasonably, together with interest thereon calculated daily and compounded monthly at 2.0% per annum above the rate declared by HSBC Bank Canada as its “prime rate”;

(viii)	an allowance for management and overhead expenses of the Landlord not exceeding 3.75% of the gross income of the Building;

(ix)	Landlord’s costs of obtaining and maintaining insurance for liability, fire and other casualties in respect of the Building; and

(x)	the costs incurred by the Landlord in making capital improvements to the Building which result in reduction of these Operating Expenses where such reduction during the remainder of the Term is greater than the current depreciated portion of such costs; and

Provided always that Operating Expenses shall not include leasing commissions, corporation capital tax or other capital taxes, depreciation (except as specifically provided herein), cost of structural repairs to the Building, interest on debt, or capital retirement of debt, the cost of repair or replacement of structural defects in the original construction of the Building and any other defect in the original construction of the Building where the cost of repair or replacement of such defect is covered by warranty by the contractor or supplier as the case may be or any amounts directly chargeable by the Landlord to any tenant or tenants as otherwise provided in this Lease;

(x)	“Person” includes a person, firm, corporation, partnership, group of persons, or any combination of them and the personnel or other legal representatives of such person to whom the context can apply at law;

(y)	“Pollute” is a verb which means to Release into or unto any Medium any Hazardous Substance that:

(i)	alters the physical, biological, or chemical nature of that Medium;

(ii)	alters the capacity of the Medium to support any living thing whether animal or plant life;

(iii)	injures or is capable of injuring the health or safety of a person in or near the Medium;

(iv)	injures or is capable or injuring property or any life form in or near the Medium;

(v)	interferes with or is capable of interfering with visibility or the dispersion of light or any photochemical activity within the Medium;

(vi)	interferes with or is capable of interfering with normal conduct of business in, on near or from the Medium;

(vii)	causes or is capable of causing physical discomfort to a person in, on or near the Medium;

(viii)	damages or is capable of damaging the Environment; or

(ix)	is Special Waste,

and such Release is prohibited under any Law, or regulated, controlled or licensed under any Law if such Release exceeds the acceptable standard prescribed by such Law and “Polluted” is an adjective and “Pollution” and “Pollutant” are nouns which have meanings that correspond to the meaning contained in this clause.

(z)	“Premises” means that portion of the Building described in Section 1M and shown outlined on Schedule “A”;

(aa)	“Proportionate Share” means the ratio which the Rentable Area of the Premises bears to the Building Rentable Area of the Building;

(bb)	“Pro Rata Portion” as applied to any amount means the Proportionate Share for the time for which the calculation is made as a fraction of whole of the period contemplated in the Lease;

(cc)	“Release” includes release, spill, leak, pump, pour, dump, abandon, emit, empty, discharge, spray, inoculate, deposit, seep, throw, place, exhaust, inject, escape, leach, dispose, infuse or introduce other than in accordance with the applicable Tenant Protocol;

(dd)	“Remedial Action” means any act, measure, work or thing done, taken, carried out, acquired or constructed that is or may be reasonably necessary to investigate, assess, control, abate, dissipate, render harmless, mitigate or remove Pollution in accordance with the requirements of any Authority having jurisdiction over a Pollutant;

(ee)	“Rent” means the Basic Rent and Additional Rent;

(ff)	“Rentable Area” has the meaning ascribed to it in the BOMA Standard;

(gg)

“Research and Development” means the carrying on or application of scientific or technological research and development as described in the zoning by-laws of the City of Burnaby and the zoning requirements of Discovery Place OCP dated February 14, 1996, applicable to the Land in cooperation with governments or business and industry or foundations or technological institutions or universities or other educational institutions in the application of science and technology for the development of industry in British Columbia and shall, subject to the other terms of this Lease, include the right of the Tenant to develop and construct prototypes of goods or products, for the purpose of further research, development and testing as part of the carrying on of the Research and Development. In the process of developing the scientific or technological research and development, certain goods and products may be offered for sale;

(hh)	“Taxes” mean all taxes, rates and assessments, whether general or special, levied or assessed by the municipal authority for such purposes payable by the Landlord in respect of the Building and the Land and include any other taxes, rates and assessments payable by the Landlord which are imposed in substitution of the foregoing taxes, rates and assessments as finally determined for each calendar year as a result of assessment, appeal or judicial review and include any reasonable legal fees or appraiser’s fees incurred by the Landlord in respect of such final determination, but excluding development cost charges or other amounts levied by the municipalities authorities in relation to the original development of the Land or construction of the Building;

(ii)	“Tenant’s Consultant” means any qualified environmental consultant designated in writing by the Tenant acceptable to the Landlord, acting reasonably;

(jj)	“Tenant’s Environmental Management Plan” means a written plan prepared by the Tenant’s Consultant addressing how the Tenant shall manage any environmental risks including any Hazardous Substances involved in its business in the Premises during the Term;

(kk)	“Tenant’s Protocol” means, with respect to a Hazardous Substance, a written procedure prepared by the Tenant’s Consultant in accordance with the Tenant’s Environmental Management Plan detailing how the Hazardous Substance will be transported, received, handled, stored, used and disposed of, including procedures to be followed if there is a Release of Hazardous Substance other than in accordance with the Tenant Protocol;

(ll)

“Tenant’s Taxes” means all taxes, licenses, rates, duties and assessment imposed or levied by lawful authority covering any period during the Term and relating to or in respect of the business or profession of the Tenant or relating to or in respect of improvements, fixtures, machinery or chattels or equipment brought onto the Premises by the Tenant or being the property of the Tenant or relating to or in respect of improvements to the Premises built, made or installed by the Tenant or at the Tenant’s request, or being any special or additional taxes, licenses, rates, duties and assessments which the Tenant or any sub-Tenant or licensee of the Tenant shall elect or cause to have the Premises or any part thereof assessed or charged with, whether any such taxes, licenses, rates, duties and assessments are payable in law by the Tenant or by the Landlord and whether such taxes, licenses, rates, duties and assessments are included by the taxing authority in the taxes, licenses, rates, duties and assessments or levied on or with respect to the Building;

(mm)	“Tenant’s Work” mean’s the Tenant’s leasehold improvements as defined under Schedule “B” of the Offer to Lease; and

(nn)	“Term” means the term of this Lease described in Section 2.0.

6.0	COVENANTS OF TENANT

The Tenant covenants with the Landlord:

6.1 To pay Rent as and when due;

6.2 To pay the cost of electricity, gas and other utilities used within the Premises, such costs to be paid by the Tenant as and when due.

6.3 Subject to Section 12.0, to repair the Premises, reasonable wear and tear, structural repairs, and damage by fire, lightning and other casualties against which the Landlord is insured, or for which the Landlord is required to be insured under this Lease, only excepted.

6.4 Subject to Section 7.7, that, upon providing not less than 48 hours’ written notice specifying a specific time for entry, the Landlord may enter and view the state of repair and that the Tenant will repair according to notice save as aforesaid.

6.5 That the Tenant will leave the Premises in good repair, save as aforesaid.

6.6 If the Tenant fails to repair in accordance with the provisions hereof, the Landlord may on 10 days prior written notice except in the case of an emergency enter the Premises and make the required repairs and, for that purpose, the Landlord may bring and leave on the Premises all necessary tools, material and equipment and the Landlord will not be liable to the Tenant for any inconvenience, loss, injury or damages suffered by the Tenant thereby, unless caused by the negligence or willful misconduct of the Landlord or those for whom the Landlord is responsible at law, and the expense of such repair will be borne by the Tenant which will pay it to the Landlord forthwith on demand.

6.7 To restore forthwith at its expense broken or damaged plate glass on the Premises from time to time.

6.8 Not to do, suffer or permit any act or neglect which may in any manner directly or indirectly cause injury to the Premises or to the Building of which the Premises form a part or to any fixtures or appurtenances thereof, or which may be or become a nuisance or interference with the comfort of any of the occupants of the Building or which may in the reasonable opinion of the Landlord render the Building or any part thereof less desirable or injure the reputation thereof as a first-class office building.

6.9 Not to exhibit signs of any nature on exterior walls, doors or windows of the Premises without the prior written approval of the Landlord, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the Tenant will be allowed:

(a)	to display a sign on the standard building directory signage to be provided by the Landlord in a manner to be consistent with a suburban business park;

(b)	the option to install prominent signage on the exterior of the Building and pedestal signage adjacent to the entrance to the Building, including the Building name set out herein,

all of which shall subject to the approval of the City of Burnaby or any governing authorities. The Landlord agrees to name the Building “The Xenon Genetics Building”. The Landlord acknowledges and agrees that neither the Tenant’s signage on the Building, nor the use of the Tenant’s name in the name of the Building shall grant the Landlord any rights or interest in the Tenant’s name or any derivation thereof nor will the Landlord be permitted to continue to use the Tenant’s name in the name of the Building or otherwise after expiry or sooner termination of this Lease (or such earlier date as the Tenant so notifies the Landlord in writing). At the expiration or sooner termination of this Lease, the Tenant shall, upon request by the Landlord forthwith, remove any sign installed by the Tenant pursuant to sub-Section 6.9(b).

6.10 Not to do or permit anything to be done whereby any policy of insurance on the said Building or any part thereof placed by the Landlord or any other Tenant in the Building may become void or voidable or whereby the premium thereon may be increased, and if the Tenant is in breach hereof and as a result of such breach any premium of any such policy is increased, the Tenant will forthwith pay to the Landlord the amount of the increase in such premium, provided that nothing herein will limit any other remedy of the Landlord or any other Tenant provided this Section will not apply to the Tenant’s proposed use of the Premises by the Tenant.

6.11 The Tenant shall not assign or sublet the Premises in whole or in part without the prior consent in writing of the Landlord, such consent not to be unreasonably or arbitrarily withheld or delayed where the Tenant wishes to assign or sublet to a tenant, which covenants to use the Premises for only those uses permitted in Section 4.1, provided that the Tenant, at the time the Tenant requests the consent of the Landlord, delivers to the Landlord such information in writing (the “Required Information”) as the Landlord may reasonably require respecting the proposed assignee or subtenant, provided always that no such assignment or subletting, whether consented to by or not by the Landlord, will:

(a)	in any manner release the Tenant from any covenant to be observed or performed by it, and

(b)	be made to any person, firm, partnership or corporation carrying on any business which the Landlord is obliged to restrict by reasons of any other lease or contract in respect of any occupancy of a portion of the Building.

6.12 A change in control of the Tenant shall be deemed to be an assignment for purposes of Section 6.11. This provision however, shall not apply to any transaction in which the Tenant becomes a public company or any transaction or change in control in the Tenant while the Tenant is a public company.

6.13 Notwithstanding Section 6.11, the Tenant shall be permitted to sublease a portion of the Premises to Electronic Arts (Canada) Inc. without consent of, but with notice to, the Landlord provided that Electronic Arts. (Canada) Inc. agree, inter alia, to be bound by the covenants of the Tenant under this Lease except the covenant to pay Rent and Additional Rent. Notwithstanding any sublease permitted under this Section 6.13 or any requirement in the sublease for Electronic Arts (Canada) Inc. to observe any obligations set out in this Lease, the Tenant shall not be released from any obligation contained in this Lease including, without limitation, from any covenant to be observed or performed by the Tenant under this Lease.

6.14 The Tenant is allowed to profit on any assignment or subletting permitted by Sections 6.11 or 6.13.

6.15 Notwithstanding any assignment or sublease of this Lease of all or a portion of the Premises, whether consented to or not by the Landlord, the Landlord shall not be obligated to pay any Leasehold Improvement Allowance (defined hereafter) to any assignee or sublessee but shall only be obligated to make any Leasehold Improvement Allowance to the Tenant as set out in this Lease.

6.16 To keep the Premises free of rubbish and debris at all times and to provide proper and sufficient receptacles for waste.

6.17 Environmental Considerations

6.17.1 The Tenant must not at any time cause or allow any Hazardous Substance to be generated, created, used, stored, treated, transferred, transported or disposed of on the Land or Building except in compliance with all Laws and the Tenant’s Environmental Management Plan and shall not use the Premises in any manner which, in whole or in part, would cause the Land to be a contaminated site or similar designation under any Law.

6.17.2 Prior to the Commencement Date, the Tenant shall prepare and deliver to the Landlord the Tenant’s Environmental Management Plan.

6.17.3 The Tenant shall provide the Landlord with a copy of any Tenant Protocol required by the Tenant’s Environmental Management Plan.

6.17.4 If there is a Release of a Hazardous Substance on or about the Premises as a result of an act or omission of the Tenant, the Tenant will follow the remedial procedures set out in the applicable Tenant Protocol. If the Release has the potential to Pollute the Land or poses a risk to persons in or about the Land, the Tenant will forthwith notify the Landlord of the Release and the remedial action being taken by the Tenant.

6.17.5 Within 60 days of each anniversary of the Commencement Date during the Term and within 60 days of the expiry of the Term, the Tenant will cause an Audit to be performed and deliver a copy of that Audit to the Landlord. If the Audit includes remedial measures to be followed by the Tenant to ensure future compliance with the Tenant Protocols, the Tenant will be obliged to enact such remedial measures.

6.17.6 The Tenant shall be responsible at its sole expense for remediation of any Pollution of the Land or Building caused by a Release by the Tenant of a Hazardous Substance. The Tenant will indemnify and save harmless the Landlord from any cost, damage, loss or liability reasonably incurred, or suffered, by the Landlord as a result or in respect of any Pollution of the Land or Building caused by the Tenant. This indemnity will survive the expiry or earlier termination of this Lease.

6.17.7 The Landlord will indemnify and save harmless the Tenant from any cost, damage, loss or liability reasonably incurred, or suffered, by the Tenant as a result or in respect of any Existing Pollution. This indemnity will survive the expiry or earlier termination of this Lease.

6.17.8 If there is an intermingling of Pollution caused by the Tenant and Existing Pollution, the Landlord and the Tenant will share the costs of remediating such intermingled Pollution based on a reasonable allocation determined in accordance with the allocation principals in the Waste Management Act.

6.17.9 If the Landlord is required by any Authority to determine whether the Land and Building are Polluted or to take Remedial Action regarding Pollution of the Land or Building:

(a)	the Landlord shall notify the Tenant and provide it with a copy of all materials received from the Authority with respect to the Pollution and Remedial Work;

(b)	the Landlord and the Tenant, each acting reasonably, shall cooperate with each other to challenge any aspect of the order of the Authority which either party reasonably believes is incorrect or unjustified and to negotiate with the Authority Remedial Action that is acceptable to the Landlord and the Tenant, each acting reasonably;

(c)	if the Pollution has been caused by the Tenant, the Tenant shall take any Remedial Action which the Authority ultimately requires be taken; and

(d)	if the Pollution has not been caused by the Tenant, the Landlord shall take any Remedial Action which the Authority ultimately requires be taken.

6.17.10 If the Landlord is required by any Authority to take Remedial Action regarding Pollution of the Land or Building not caused by the Tenant, the Landlord or its respective employees and agents may enter the Premises and may:

(a)	perform any audits, investigations and surveys the Landlord or any Authority considers necessary to determine better the nature and extent of the Pollution and the necessary Remedial Action, and

(b)	take any Remedial Action any Authority requires be taken and the Tenant must permit the Landlord, its employees and agents including the Landlord’s Consultant to have that access to the Premises which is reasonably necessary in the opinion of the Landlord to enable it to comply with the requirements of any Authority and to take Remedial Action, provided that the Landlord will take all reasonable steps to minimize the effect of such work on the Tenant and its business. The Landlord shall not enter the Premises for any such purpose without providing at least 48 hours written notice and specifying a particular time when it proposes to enter the Premises so that the Tenant may arrange any appropriate escort. The provisions of section 7.7 of this Lease shall apply to any entry into the Premises permitted by this section 6.17.10.

6.17.11 The Tenant shall cooperate with the Landlord in the provision of such information at the times and in the form required by the Landlord, acting reasonably, to ensure the, proper monitoring and supervision of the Land and Building with respect to Pollution.

6.17.12 At the expiry or earlier termination of this Lease the Tenant shall remove at its sole cost and expense any Hazardous Substances which the Tenant has stored within the Premises.

6.18 To abide by and comply with all laws, rules and regulations of every municipal or other authority which in any manner relate to or affect the business of the Tenant or the use of the Premises by the Tenant.

6.19 To pay the Landlord all charges for maintenance and cleaning of electrical and lighting fixtures and fittings in the Premises and the same is included in “Operating Expenses” herein. The Landlord will have the exclusive right to attend to such maintenance and cleaning and may adopt a system of periodical renewals on a group basis in accordance with good practice in this respect.

6.20 To maintain at the Tenant’s sole expense but for the common benefit of the Landlord and the Tenant:

(a)	comprehensive general public liability insurance including bodily injury, death and property damage, on an occurrence basis with respect to the use of the Premises and the Tenant’s use and occupancy thereof in an amount not less than $2,000,000.00; and

(b)	fire and extended coverage insurance on the Tenant’s improvements to the replacement cost thereof,

and such insurance to be in form and with insurers acceptable to the Landlord, acting reasonably, and the Tenant will deliver promptly to the Landlord a certificate confirming that the Tenant has such insurance if so required by the Landlord.

6.21 To immediately advise the Landlord and do all things necessary to remove any dangerous condition from time to time existing on the Premises and arising as result of the act of or omission of the Tenant, its agents or servants.

6.22 To indemnify and hold harmless the Landlord from and against all actions, causes of action, suits, claims, demands, damage expense, liens or rights of lien whatsoever arising out of the occupancy of the Premises hereunder save for negligence or willful misconduct of the Landlord and those for whom the Landlord is at law responsible.

6.23 To pay to the Landlord interest at 5% per annum above the rate of interest declared from time to time by the main branch of HSBC Bank Canada as its ‘prime rate’, compounded annually, on any amount not paid as and when due hereunder until paid.

6.24 If the Tenant wishes to register this Lease in the appropriate Land Title Office, the Tenant may do so at the Tenant’s sole cost.

7.0	COVENANTS OF LANDLORD

The Landlord covenants with the Tenant:

7.1 For quiet enjoyment.

7.2 To complete the Building, including the Landlord’s (Base Building) Work as set out in the Offer to Lease and Schedule “B” attached thereto, to the extent required to allow the Tenant to occupy the Premises by the commencement of the Fixturing Period for purposes of completing the Tenant’s Work.

7.3 To supply water and other utilities to the Premises for the normal and reasonable requirements of the Tenant and at the Tenant’s expense without, in any case, being liable for any loss, damage or inconvenience resulting from failure of the supply of utilities to the Building.

7.4 To provide, maintain and operate during Normal Business Hours, and outside of Normal Business Hours at the request of the Tenant at the sole additional cost of the Tenant, an efficient heating, ventilating and air conditioning system where provided in the Building. The Tenant shall be solely responsible to maintain, operate, repair, and replace any heating, ventilation and air conditioning system not provided by the Landlord as part of the Landlord’s (Base Building) Work which has been installed or constructed by the Tenant as part of the Tenant’s Work.

7.5 The Landlord shall take out or cause to be taken out and keep or cause to be kept in full force and effect:

(a)	“all risk” insurance on the Buildings and improvements in an amount such as would be carried out by a prudent owner, subject to such deductions and exceptions as the Landlord may determine, acting as a reasonably prudent landlord, against fire and such other hazards covered by policies normally in use from time to time for buildings and improvements of a similar nature similarly situated;

(b)	comprehensive public liability insurance in respect of the Building of a kind and in an amount such as would be carried by a prudent owner, subject to such deductions and exceptions as the Landlord may determine, acting reasonably;

(c)	loss or rental income insurance not exceeding Basic Rent, Additional Rent, Operating Expenses and Taxes for the Building of which the Premises form a part for a period not exceeding eighteen (18) months;

provided that nothing herein shall prevent the Landlord from insuring with broader coverage, acting as a reasonably prudent landlord.

7.6 Each policy of insurance carried by the Landlord hereunder shall contain a waiver of the insurer’s right of subrogation against the Tenant and each policy of insurance carried by the Tenant pursuant to this Lease shall contain a waiver of the insurer’s right of subrogation against the Landlord.

7.7 Except in the case of an emergency when no representative of the Tenant is available, in accordance with Section 6.17, or following default by the Tenant, not to enter the Premises without an escort designated by the Tenant unless the Tenant specifically confirms otherwise or a representative of the Tenant fails to attend with the Landlord at the specific time identified by the Landlord in any notice required to be provided to the Tenant by the Landlord prior to entry into the Premises as may be set out in this Lease. The Tenant shall not be liable to the Landlord or any other party acting on behalf of the Landlord for any loss, damage, cost or injury arising in connection with any unescorted entry by the Landlord or any other party acting on behalf of the Landlord into the Premises and the Landlord hereby releases the Tenant for any liability arising therefrom.

7.8 To operate, manage and maintain the Building as a first class suburban office park building.

7.9 To repair and maintain, at its sole expense, the structural elements of the Building.

8.0	ALTERATIONS AND IMPROVEMENTS

8.1 Save for the installation of trade fixtures and furnishings, the Tenant will make no alterations, installations, removals, additions or improvements in or about the Premises without the Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed, and in the event of such consent, all work is done at the Tenant’s sole expense and at such times and such manner as the Landlord may reasonably approve.

8.2 The Tenant will not suffer or permit any builders’ liens to be filed against the interest of the Landlord in the Land or the Premises by reason of work, labour, services or material supplied or claimed to have been supplied to the Tenant or for which the Tenant may be in any way obligated, and if any such builders’ lien will at any time be filed against the Land or the Premises whatsoever, the Tenant will cause the same to be discharged from title to the Land within 20 days of the date the Tenant has knowledge of such filing. The Landlord may wish to post security under the provisions of the Builders Lien Act or any legislation replacing such Act.

8.3 All articles of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable or immovable partitions owned or installed by the Tenant at the expense of the Tenant in the Premises will remain the property of the Tenant and may be removed by the Tenant at any time during the Term, provided that the Tenant at its expense will repair any damage to the premises or the Building caused by such removal of the original installation.

8.4 The Landlord may elect to require the Tenant to remove all or any part of the business and trade fixtures, machinery and equipment, cabinet work, furniture and movable and immovable partitions owned or installed by or on behalf of the Tenant after the commencement of the Term (other than those which constitute ordinary and reasonable commercial fixtures and improvements which would be reasonably useable by other commercial tenants) at the expiration of this Lease in which event such removal is done at the Tenant’s expense and the Tenant will, at its expense, repair any damage to the Premises or to the Building caused by such removal.

8.5 If the Tenant does not remove the property set out in Section 8.4 forthwith after written demand by the Landlord, such property will, if the Landlord elects, be deemed to become the Landlord’s property and the Landlord may remove the same at the same at the expense of the Tenant and the cost of such removal will be paid by the Tenant forthwith to the Landlord on written demand and the Landlord will not be responsible for any loss or damage to such property because of such removal.

9.0	IMPROVEMENT OF PREMISES

9.1 The Landlord shall construct the Building diligently and in a good and workmanlike manner in such a manner that it shall be considered as a first class suburban office building. The Landlord shall complete the Landlord’s (Base Building) Work described as Landlord’s Work in Schedule “B” the Offer to Lease prior to the commencement of the Fixturing Period.

9.2 Any Tenant’s Work or improvements undertaken by the Tenant shall be completed in accordance with the terms of the Offer to Lease and Schedule “B” thereto.

9.3 Without limiting the generality of the foregoing, all Tenant’s Work shall be approved by the Landlord in advance and the Landlord shall act reasonably and without delay in its review of the Tenant’s working drawings.

10.0	FIXTURING PERIOD

10.1 The Fixturing Period means the period of ninety (90) days from the date the Landlord’s (Base Building) Work is substantially completed and the Premises are turned over to the Tenant for purposes of the Tenant’s Work. The Landlord shall provide the Tenant with no later than thirty (30) days notice that the Landlord’s (Base Building) Work will be completed and ready for commencement of the Fixturing Period. The Landlord may provide notice to the Tenant of the commencement of the Fixturing Period at any time following execution of the Offer to Lease whether or not this Lease has been executed by the parties hereto. If the Fixturing Period has not commenced by March 1, 2001, the Tenant may, at it sole option, terminate this Lease and the deposit, plus all accrued interest, shall be returned to the Tenant.

10.2 The Tenant shall have exclusive possession of the Premises for at least the last 45 days of the Fixturing Period. In the event the Tenant is unable to obtain exclusive possession for at least the last 45 days of the Fixturing Period, then the Fixturing Period will be extended to such date in order to allow the Tenant exclusive possession of the Premises for 45 consecutive days. In any event, the Tenant’s possession of the Premises during the balance of the Fixturing Period may be in common with the Landlord, provided the Landlord shall use all reasonable best efforts to ensure its contractors do not interfere with the construction and installation of the Tenant’s Work.

10.3 Prior to the commencement of the Fixturing Period, but following substantial completion of the Landlord’s (Base Building) Work, the Landlord shall allow the Tenant to occupy the Premises on the first day following the day on which the Landlord can provide lawful occupancy to the Tenant for the purposes of allowing the Tenant to perform the Tenant’s Work. Any period which the Tenant is allowed to occupy the Premises under this Section 10.3 shall be Basic Rent and Additional Rent free and shall not reduce the Fixturing Period.

11.0	SUBORDINATION

11.1 This Lease will, at the request of the Landlord, be made subject and subordinate to all mortgages which now or hereafter during the Term is recorded in the appropriate Land Title Office as a mortgage against the Land and Premises. The Tenant will execute promptly from time to time any assurance the Landlord may properly require to confirm this subordination with respect to any mortgage now or hereafter recorded provided that the Mortgagee provides to the Tenant a written non-disturbance agreement from any mortgagee in a form acceptable to the Tenant, acting reasonably.

11.2 Whenever required by any Mortgagee or a Trustee on behalf of a Mortgagee of any mortgage as contemplated in Section 10.1, the Tenant will attorn to and become a Tenant or Licensee of such Mortgagee or Trustee or any purchaser from the Mortgagee or Trustee in the event of an exercise by the Mortgagee or Trustee of its power of sale in the mortgage set out for the then unexpired residue of the Term upon all of the terms and conditions hereof, provided that such Mortgagee or Trustee has provided a non-disturbance agreement as contemplated in Section 11.1, subject to the terms of the non-disturbance agreement.

11.3 Whenever required by the Landlord, any Mortgagee or a Trustee on behalf of a Mortgagee, the Tenant shall promptly execute an estoppel certificate confirming this Lease and the significant business terms.

12.0	PROPERTY ETC. DAMAGE

12.1 The Landlord will not be liable for any injury or damage to persons or property resulting from fire, explosions, failing plaster, steam gas, electricity, water, rain, snow or leaks from any part of the Building or from pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place unless caused by the negligence of the Landlord, its servants or agents, or those for whom the Landlord is responsible at law.

12.2 The Tenant will reimburse and indemnify and save harmless the Landlord for and from all expense, damages, loss or fines incurred or suffered by the Landlord by reason of any breach, violation or nonperformance by the Tenant of any covenant or provision of this Lease or by reason of damage which is caused by the Tenant, its servants or agents.

12.3 The Tenant will give the Landlord immediate notice in case of fire or accident in the Premises or in the Building of which the Tenant is aware.

13.0	DAMAGE TO OR DESTRUCTION OF PREMISES

13.1 If the Premises are damaged by fire or other casualty or if the Building is so damaged thereby restricting the use of the Premises then the Rent will abate in whole or in part according to the portion of the Premises which is non-usable by the Tenant until such damage is repaired and the Tenant is able to operate its business therefrom.

13.2 Except as provided in Section 12.3 if the Premises is damaged by fire or other casualty, the damages to the Premises will be repaired by the Landlord at its expense except that repairs to alterations or improvements made by the Tenant at its expense will be performed by the Landlord at the expense of the Tenant and the Tenant will at its own expense make all repairs and replacements of property which the Tenant is entitled to remove pursuant to Section 8.3. All repairs which the Landlord is required to make hereunder will be made with due diligence provided that the Landlord will not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord on account of labour troubles or any other cause beyond the Landlord’s control.

13.3 If the Premises are rendered untenantable by fire or other casualty and if the Landlord decides not to restore the same or if the Building is so damaged that the Landlord will decide not to restore it or it is determined by the Landlord, acting reasonably, that the Building or the Premises cannot be restored within 6 months of such damage, then in any of such events, the Landlord will, within 45 days after such fire or other casualty, give to the Tenant a notice in writing of such decision and within 30 days thereafter either the Landlord or Tenant may elect to terminate this Lease by notice in writing, the Term will expire forthwith, and the Tenant will vacate the Premises and surrender the same to the Landlord. If the Landlord does not give notice as aforesaid and the Premises or the Building, as the case may be, are not restored within six months from the time of the fire or other casualty causing the damage (subject to such time period being extended by the length of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord on account of labour troubles or any other cause beyond the Landlord’s control) the Tenant may at its option, to be exercised within 10 days of the termination of said period of six months (or the termination of such later period as extended hereby) by notice in writing, terminate this Lease forthwith. Upon the termination of this Lease under the conditions provided in this clause the Tenant’s liability for Rent will cease as of the day following the fire or casualty.

14.0	ACCESS TO DEMISED PREMISES

14.1 The Tenant will permit the Landlord to erect, build, use and maintain unexposed pipes, ducts and conduits in and through the Premises, Subject to Section 7.7, the Landlord its servants and agents will have the right to enter the Premises at reasonable times upon 48 hours written notice to examine the same and make such repairs, alterations, improvements or additions as the Landlord may deem necessary or desirable in the Premises or as the Landlord may be required to make by law or in order to repair and maintain the Building, and the Landlord will be allowed to take all material into the Premises that may be required therefor without the same constituting eviction of the Tenant in whole or in part and the Rent reserved will in no way abate while said repairs, alterations, improvements, or additions are being made by reason of interruption of the business of the Tenant. The Landlord will exercise reasonable diligence as to minimize the disturbance or interruptions of the Tenant’s operations.

14.2 During the six months prior to the expiration of the Term or any renewal term, the Landlord may exhibit the Premises during Normal Business Hours to prospective tenants upon reasonable notice to the Tenant and for such purposes the Landlord, subject to Section 7.7 will have the right of entry to the Premises at any reasonable time and the Tenant at its option may have any servant or agent present at the time of such entry. The Landlord will have the right during the last six months of the Term to place upon the Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Premises are for rent and further provided that the Tenant will not remove such notice or permit the same to be removed.

15.0	OPERATING EXPENSES AND TAXES

15.1 The Tenant will promptly pay the Tenant’s Taxes as they become due and shall pay goods and services taxes applicable to Rent and Additional Rent when due.

15.2 If the Landlord is required by lawful authority or considers it desirable to pay the Tenant’s Taxes which the Tenant fails or neglects to pay, the Tenant will pay the amount thereof to the Landlord forthwith after written request thereof.

15.3 The Tenant will pay to the Landlord its Proportionate Share of Operating Expenses and Taxes payable in 12 equal installments with the monthly payments of Rent as and when required hereunder. The Landlord will, within 90 days of its year-end, provide the Tenant with annual statements as to Operating Expenses and Taxes paid by the Tenant during the year. The Landlord will, at the Tenant’s request by written notice given within 180 days after receipt of such statements, permit the Tenant to review invoices relating to those Operating Expenses contained in the annual statements at a time or times convenient to the Landlord, acting reasonably.

15.4 The Landlord may, at its option from time to time estimate the amount which may be payable by the Tenant pursuant to Section 14.3 and the Tenant will pay to the Landlord with the monthly payments of Rent as and when required hereunder its Proportionate Share thereof so that the Landlord will have sufficient funds on hand to pay the Operating Expenses and Taxes as they become due and payable. The Landlord will promptly refund to the Tenant any amount of any overpayment by the Tenant by reason that the estimate aforesaid paid by the Tenant exceeds the actual amount payable by the Tenant.

15.5 The certificate of an independent certified accountant appointed by the Landlord will in the event of a dispute be conclusive and binding upon the Landlord and the Tenant as to any amount payable from time to time under this Section 14.0 and the reasonable cost of obtaining such certificate is borne equally by the Landlord and the Tenant.

15.6 The Tenant shall pay good and services tax applicable to all Additional Rent payable hereunder.

16.0	ADDITIONAL RENT AND PRO RATA PORTION OF PAYMENTS

16.1 Any money payable by the Tenant to the Landlord hereunder other than the Basic Rent expressed in Section 3.0 and goods and services tax is deemed to be Rent and is paid as Additional Rent and is collectible as such and in the absence of any other provisions hereunder, is payable with the next ensuing monthly installment of Rent.

16.2 If the Term will commence or cease on a day other than the commencement or end of any period contemplated herein or if any money is payable hereunder for a period less than that contemplated in relation thereto, the Tenant will pay to the Landlord its Pro Rata Portion of the Rent or such payment for the period.

16.3 Goods and services tax payable hereunder shall not be deemed to be Rent, but the Landlord shall have all remedies for non-payment of goods and services tax payable as it would for Rent in arrears.

16.4 The Tenant acknowledges that the Tenant is required to pay provincial sales tax under the Social Services Tax Act on the parking stall charges set out in Section 29.1(b) and the Landlord shall have all remedies for non-payment of the sales tax payable as it would for Rent in arrears.

17.0	DEFAULT

17.1 The Tenant covenants with the Landlord that if the Tenant violates or neglects any covenant, agreement or stipulation herein contained on its part to be kept, performed or observed and any such default on the part of the Tenant continues for 15 days after written notice thereof to the Tenant by the Landlord (provided that if such default cannot reasonably be remedied within 15 days, then the Tenant shall not be in default if the Tenant commences to remedy the default within such 15-day period and proceeds with all reasonable diligence), or if any payments of Rent or any part thereof, whether the same are demanded or not, are not paid within five days after written demand by the Landlord, then and in any such case the Landlord in addition to any other remedy now or hereafter provided by law may at its option cancel and annul this Lease forthwith and re-enter and may remove all persons and property and may use such force and assistance in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the Premises and such re-entry will not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach or violations by the Tenant of any covenant or agreement on its part to be performed.

17.2 If the Term or any renewal thereof or any of the goods or chattels of the Tenant are at any time seized or taken in execution or attachment by any creditor of the Tenant or if the Landlord makes any assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any bankruptcy or insolvency legislation, the then current month’s Rent together with the Rent accruing for the next three months will immediately become due and payable, and the Term or any renewal thereof will at the option of the Landlord become forfeit and void, and it is lawful for the Landlord at any time thereafter to re-enter into or upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, notwithstanding anything herein contained to the contrary and neither this Lease nor any interests therein nor any estate hereby created will pass or enure to the benefit of any trustee in bankruptcy or any receiver or assignee for the benefit of creditors or otherwise by operation of law.

18.0	DISTRESS

18.1 Whensoever the Landlord is entitled to levy distress against the goods and chattels of the Tenant it may use such force as it may deem necessary for the purpose and for gaining admission to the Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all action, proceedings, claims or demand whatsoever for or on account or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

19.0	LANDLORD’S EXPENSES ENFORCING LEASE

19.1 If it is necessary for the Landlord to retain the services of a solicitor or any other proper person for the purpose of assisting the Landlord in enforcing any of its rights hereunder in the event of default on the part of the Tenant which is substantiated by a court of law, it is entitled to collect from the Tenant the cost of all such services including all necessary court proceedings at trial or on appeal on a solicitor and own client basis as if the same were Rent reserved and in arrears hereunder.

20.0	WAIVER

20.1 The failure of either party to insist upon strict performance of any covenant or condition contained in this Lease or to exercise any right or option hereunder will not be construed as a waiver or relinquishment for the future of any such covenant, condition, right or option.

20.2 The acceptance of any Rent from or the performance of any obligation hereunder by a person other than the Tenant will not be construed as an admission by the Landlord of any right, title or interest of such person as a sub-Tenant, assignee, transferee or otherwise in the place and stead of the Tenant.

20.3 The acceptance by the Landlord of part payment of any sums required to be paid hereunder will not constitute waiver or release of the right of the Landlord to payment in full of such sums.

21.0	HOLD OVER

21.1 If at the expiration of the Term the Tenant continues occupation with the consent of the Landlord, the tenancy of the Tenant thereafter will, in the absence of written agreement to the contrary, be from month-to-month only at a rental per month equal to one hundred twenty-five percent of the monthly rental payable for the year immediately proceeding such expiration, payable monthly in advance on the first on the first day of each lease month and will be subject to all other terms and conditions of this Lease.

22.0	INABILITY TO PERFORM/FORCE MAJEURE

22.1 The Landlord does not warrant that any service of facility provided by it hereunder will be free from interruptions caused or required by strikes, riots, insurrections, labour controversies, force majeure, act of God or other cause or causes beyond the Landlord’s reasonable care and control. No such interruptions will be deemed an eviction or disturbance of the Tenant’s enjoyment of the Premises nor render the Landlord liable in damages to the Tenant nor relieve the parties from their obligations under this Lease provided that both parties will, without delay, take all reasonable steps to remove the cause of such interruption and minimize the delays.

22.2 All of the dates and payment obligations will be extended because of Force Majeure for the purposes hereof. Force Majeure means any delays by the Landlord or the Tenant in completing any of the terms, obligations, or conditions contained in the Offer to Lease, which delay is directly or indirectly caused by labour strikes, power failures, restrictive government laws or regulations not in place at the time of signing the Offer to Lease, riots, insurrections, sabotage, war, rebellion or acts of God or other causes beyond the Landlord’s or the Tenant’s reasonable control. No such interruption shall render the Landlord or the Tenant liable in damages to the other, nor relieve either party from its obligations under this Lease, provided that both parties shall, without delay, take all reasonable and practical steps within its power to remove the cause of such interruption and minimize the delays. This clause does not excuse delays caused by normal weather patterns within the Burnaby area.

23.0	RULES AND REGULATIONS

23.1 The Tenant and its servants, employees and agents will observe faithfully and comply strictly with such rules and regulations as the Landlord may from time to time adopt, acting reasonably and provided at least 30 days’ prior written notice of any such rules and regulations shall be given to the Tenant. Nothing in this Lease contained will be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease against any other tenant of the Building, and the Landlord will not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

23.2 The Landlord confirms that while the Tenant is the sole tenant of the Building, the Landlord will not adopt any rules and regulations under this Section 23.0, unless any such rules and regulations have been first approved in writing by the Tenant, acting reasonably.

24.0	LANDLORD’S RIGHT TO PERFORM

24.1 If the Tenant fails to perform any of the covenants or obligations of the Tenant under or in respect of this Lease beyond the applicable cure period provided for in this Lease, the Landlord may, upon giving the notice required hereunder to the Tenant, perform or cause to be performed any of such covenants or obligations or any part thereof. For such purpose, the Landlord may do such things as may be requisite and may enter upon the Premises to do such things and all expenses incurred and expenditures made by or on behalf of the Landlord will be paid forthwith by the Tenant to the Landlord. If the Tenant fails to pay the same, the Landlord may add the same to the Rent and recover the same by all remedies available to the Landlord for the recovery of Rent in arrears provided that if the Landlord commences or completes either the performance or the causing to be performed of any of such covenants or obligations or any part thereof, the Landlord will not be obliged to complete such performance of causing to be performed or be later obliged to act in like fashion.

25.0	REMEDIES CUMULATIVE

25.1 No remedy conferred upon or reserved to the Landlord herein by statute or otherwise is considered exclusive of any other remedy but the same is cumulative and is in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and often as may be expedient by the Landlord.

26.0	LANDLORD’S LIMIT OF LIABILITY

26.1 The term “Landlord” as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned is limited to mean the Landlord as herein before set out, while it retains its interest in the Land and Premises but upon a transfer of that interest, the Landlord is automatically relieved after the date of such transfer of all personal liability arising out of the requirement for performance of any obligations on the part of the Landlord herein contained (except to the extent incurred prior to such transfer), provided that this release from liability will become effective only to the extent the transferee has expressly assumed in writing, subject to the limitations of this Section, all of the terms of this Lease to be performed on the part of the Landlord, it being intended hereby that the obligations contained in this Lease on the part of the Landlord is binding upon the Landlord, its successors and assigns, only during and in respect of the respective successive periods of their interest in the Land and Premises.

27.0	LETTER OF CREDIT

27.1 The Tenant shall, on or before the commencement of the Term, deliver to the Landlord an irrevocable unconditional letter of credit issued by a Canadian chartered bank payable to the Landlord in an amount of $1,000,000. The letter of credit shall be renewed by the Tenant during the first 5 years of the Term of the Lease in order to secure the Landlord against default of any obligations by the Tenant under this Lease. The amount of the letter of credit will decline as follows: Year 1 – 100% of amount above; Year 2 – 100% of amount above; Year 3 – 75% of amount above; Year 4 – 75% of amount above; and Year 5 – 25% of amount above. If the Tenant is in default of any of its obligations hereunder beyond the applicable cure period set out in this Lease during the first 5 years of the Term, the Landlord shall be entitled to make partial draws under the letter of credit provided that in the case of an non monetary default the Landlord has first provided the Tenant with 15 days written notice of its intention to do so and to apply the proceeds thereof to any Rent then due or in respect of any costs, expenses or losses incurred by the Landlord in respect of any default by the Tenant under this Lease. If any partial draw-down is made during the first 5 years, the Tenant shall, within 15 days thereafter, restore the letter of credit to the full amount required during the year such default was made as set out above, failing which the Landlord may convert the entire letter of credit to cash to be applied on account of Rent or to the Landlord’s damages arising from the Tenant’s default hereunder.

28.0	WHOLE OF AGREEMENT

28.1 The Tenant agrees that the Premises are leased by the Tenant without any representations or warranties other than as contained in this Lease and Offer to Lease and that no representative or Agent of the Landlord is or is authorized or permitted to make any representations with reference hereto or to vary or modify this Lease in any way, except in writing under seal, and that this Lease contains all of the agreements and conditions made between the parties hereto. The Offer to Lease shall survive execution of this Lease, provided that where this Lease expressly contradicts the Offer to Lease, this Lease shall govern.

29.0	USE OF COMMON AREAS/PARKING

29.1 With respect to the Common Areas and parking:

(a)	The Landlord grants to the Tenant for the Term as an appurtenant part of this Lease, for use by the Tenant and its agents, invitees, servants, employees, licensees and customers, in common with the Landlord and its agents, invitees, servants, employees, and licensees, the non-exclusive right and licence to use the Common Areas for the purposes as provided herein and in accordance with good business practice, upon and subject to the covenants and conditions hereinafter expressed and in particular, without limiting the generality of the foregoing, such right, servitude, right-of-way and licence of use hereby granted to the Tenant shall include the right to use the parking areas (including the means of pedestrian and vehicular access and the entrances and exits to and from the Land and Building included therein) for the purposes of pedestrian and vehicular access to and from the Land and Building and the parking of vehicles in parking spaces provided therein; and

(b)	the Tenant shall rent from the Landlord all the parking underground and all the parking in the surface parking lot immediately adjacent to the Building being a total of 149 legal stalls at the following rates:

(i)	Forty-five ($45.00) Dollars per month per stall for the 27 surface stalls; and

(ii)	Sixty ($60.00) Dollars per month per stall for the 122 underground parking stalls for the Term;

Parking rates shall be subject to applicable goods and services taxes, provincial sales tax under the Social Services Tax Act and to annual adjustments during the Term based upon prevailing market rates. The Tenant shall be entitled to park motorcycles and store bicycles in designated areas at no additional charge.

30.0	OPTIONS TO RENEW

30.1 If the Tenant is not then in material default of its covenants under the Lease, the Landlord shall grant to the Tenant upon eight (8) months’ written notice prior to the expiration of the term or the applicable renewal term, as the case may be, two renewal leases each for a term of five (5) years upon the same terms and conditions contained herein, save as to Basic Rent, free rent, Landlord’s (Base Building) Work,

Leasehold Improvement Allowance and/or any other inducement granted by the Landlord to the Tenant, plus GST, and as to any option to renew after the second renewal term. Basic Rent for said renewal term shall be agreed upon between the parties and shall be based on the fair market rental for premises of similar size, quality and location, excluding any improvements paid for by the Tenant over and above the Leasehold Improvement Allowance, at time of renewal, but shall not be less than the Basic Rent payable during the last year of the term of this Lease. The Landlord and Tenant shall attempt to agree on the fair market rental for the renewal term during the sixty (60) day period immediately preceding the expiry of the initial term. Failing agreement as to the rental rate, the rate shall be determined by a single arbitrator under the Commercial Arbitration Act of British Columbia.

31.0	LEASEHOLD IMPROVEMENT ALLOWANCE

31.1 For greater certainty, the Leasehold Improvement Allowance of $1,380,000.00 plus GST shall be paid by the Landlord to the Tenant within 15 days of the following being complete:

(a)	the Lease having been executed by the Tenant and returned to the Landlord;

(b)	the Tenant having submitted to the Landlord bona fide invoices as satisfactory evidence of payment of all of the Tenant’s contractors in full for the Tenant’s Work by the Tenant including, but not limited to, a statutory declaration that all fees and payments resulting from the modification and fixturing of the Premises have been paid;

(c)	an occupancy permit and proof of substantial completion of the Tenant’s Work as certified by the Tenant’s consultants in writing have been provided by the Tenant to the Landlord; and

(d)	all holdback periods applicable under the Builders Lien Act have expired and no builders liens have been filed. This condition under Section 31.1(d) shall apply to ten percent (10%) of the Leasehold Improvement Allowance.

31.2 Any unused portion of the Leasehold Improvement Allowance shall be credited to the Tenant in the form of free rent in addition to other free rent provided herein from the Commencement Date.

32.0	RIGHT OF FIRST OPPORTUNITY (BUILDING 8)

32.1 If the Landlord intends to lease space, except on a renewal of an existing lease, within Building 8 (the “Additional Space”), the Landlord shall deliver written notice (the “Notice”) to the Tenant indicating its intention to lease the Additional Space. The Tenant shall have 5 business days, following delivery of the Notice, to provide a written proposal (the “Tenant’s Proposal”) in respect of the Additional Space including rent, term and inducements to the Landlord. Following receipt of the Tenant’s Proposal, the Landlord shall have 5 business days to accept or reject the Tenant’s Proposal at the Landlord’s sole discretion. If the Landlord accepts the Tenant’s Proposal, a lease for the Additional Space shall be entered into generally in the form of this Lease upon the terms set out in the Tenant’s Proposal. If the Landlord rejects the Tenant’s Proposal, the Landlord shall not lease the Additional Space upon terms and conditions which are determined by the Landlord, acting reasonably, to be less favourable to the Landlord than those set out in the Tenant’s Proposal including a consideration of the covenant/financial standing of the proposed tenant. If the Landlord does not so lease the Additional Space within six (6) months of the original Notice, the terms of this provision shall again apply to any proposed leasing of the Additional Space for a period expiring on the first anniversary of the substantial completion of the Building. If, following delivery of a Notice, the Tenant does not submit a Tenant’s Proposal, the Landlord shall be free to lease the Additional Space upon such terms and conditions as the Landlord shall determine. The Tenant acknowledges that the intent of this right of first opportunity is to provide an opportunity for the Tenant to obtain additional premises proximate to the Premises as the Tenant’s business expands and not to create a commercial opportunity for the Tenant in the real estate market. While any lease of the Additional Space will permit the Tenant to sublet the Additional Space with the prior written consent of the Landlord having been first obtained with such consent not to be unreasonably or arbitrarily withheld or delayed the lease shall contain the following limitations with respect to any sublease of the Additional Space:

(a)	the Tenant is not allowed to profit on any subletting and shall be prohibited from subletting any of the Additional Space on financial terms more favorable to the Tenant than the Tenant’s financial obligations to the Landlord set out in the lease for the Additional Space;

(b)	to the extent there are revenues or other monetary benefits to the Tenant arising out of any sublease of any Additional Space in excess of the monetary obligations of the Tenant to the Landlord then the benefits whether by way of increased rent or otherwise shall be for the sole account of the Landlord;

(c)

for the purposes of subsections (a) and (b), any increased rent or other benefits obtained by the Tenant in any sublease of the Additional Space from any subtenant arising solely from any benefit to the subtenant from any leasehold or other improvements installed or constructed by the Tenant in the sublease premises at the cost and expense of the Tenant over and above any leasehold improvement or similar allowance provided to the Tenant by the Landlord in any lease for the Additional Space, shall not be deemed to be profit, revenue or other monetary benefit to the Tenant for which the Tenant must account to the Landlord;

(d)	the Landlord shall not be obligated to pay any inducement, leasehold improvement allowance or provide any other benefit provided to the Tenant in any lease for the Additional Space to any subtenant;

(e)	the Tenant, despite any sublease, shall not be released in any manner from any covenant to be observed or performed by the Tenant in any lease for the Additional Space; and

(f)	in any advertising or other promotion of any sublease premises in the Additional Space the Tenant and any agent or broker on behalf of the Tenant shall not print, publish, post, display or broadcast including in any electronic format any reference to the lease rate being offered by the Tenant for sublease premises in the Additional Space.

33.0	NOTICES

33.1 Any notice required or contemplated by any provision of this Lease or which the Landlord or Tenant may desire to give to the other is sufficiently given by personal delivery or by registered letter, postage prepaid and mailed in one of the Canada Post Offices in the City of Vancouver, British Columbia, and addressed to the party to whom such notice is to be given at the address of such party as given in this Lease or at such other address as either party may notify the other of in writing during the Term, if to the Tenant, addressed to the Premises and any such notice is effective as of the day of such personal delivery or as of the day four days following the date of such posting as the case may be.

34.0	INTERPRETATION

34.1 This Indenture is construed in accordance with laws of British Columbia.

34.2 Where required the singular number is deemed to include the plural and the neuter gender the masculine or feminine and the captions herein are for convenience only and will not constitute a part of this Lease.

34.3 The definition of any words used in any Section of this lease will apply to such words when used in any other Section hereof whenever the context is consistent.

34.4 In case of more than one Tenant, the said grants, covenants, conditions, provisos, agreements, rights, powers, privilege and liabilities is construed and held to be several as well as joint.

34.5 THIS INDENTURE will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF each of the parties hereto has affixed its hand or corporate seal to these presents on the day and year first above written.

THIS LEASE is not valid unless countersigned by the Landlord.

THE COMMON SEAL of DISCOVERY PARKS INCORPORATED was hereunto affixed in the presence of:

/s/ (illegible)	C/S
Authorized Signatory

/s/ (illegible)
Authorized Signatory

THE COMMON SEAL of XENON GENETICS INC. was hereunto affixed in the presence of:

/s/ (illegible)
Authorized Signatory	C/S

/s/ (illegible)
Authorized Signatory

LEASE SURVEYS

@

3650 GILMORE WAY, BURNABY

(ACCORDING TO BOMA STANDARDS)

MATSON PECK AND TOPLISS SURVEYORS AND ENGINEERS 210 - 8171 Cook Road Richmond, B.C. V6Y 3T8 Ph: 270-9331 Fax: 270-4137 CAD File : 12999-L. FIN	DATE: JAN. 26, 2001

PARKING LEVEL P2

SCALE 1 : 200

DIMENSIONS SHOWN ARE TO THE OUTSIDE OF ALL WALLS.

1.17
2.02
3.27
38.44
3.15
ELECTRICAL ROOM
3.21
4.38
1.06
5.29
3.11
7.22
ENTRY GATE
3.11
2.29
1.17
2.02
3.15
1.06
13.39
6.41
CENTRE CORE
6.32
8.79
1.32
2.47
5.09
19.63
28.07
26.79
26.79
12.44
4.88
3.51
3.08
3.51
46.15

MATSON, PECK & TOPLISS

JOB NO. B00 - 12999

CADFILE: 12999-L.FIN

ELECTRICAL ROOM	20.8 m^2	(224 sq.ft.)
CENTRE CORE	53.1 m^2	(572 sq.ft.)
TOTAL =	73.9 m^2	(796 sq.ft.)

PARKING LEVEL P1

SCALE 1 : 200

DIMENSIONS SHOWN ARE TO THE OUTSIDE OF ALL WALLS.

47.95
1.17
2.02
3.40
1.86
8.21
ENTRY GATE
2.92
18.33
4.88
3.51
46.15
3.15
1.06
11.21
26.79
3.33
6.17
STAIRS
9.41
0.25
3.08
MECHANICAL ROOM
2.87
3.76
5.01
1.38
1.42
2.54
6.32
CENTRE CORE
4.12
0.98
0.42
4.66
2.14
2.17

MATSON, PECK & TOPLISS

JOB NO. B00 - 12999

CADFILE: 12999-L.100

CENTRE CORE	53.7 m^2 (578 sq.ft.)
STAIRS	20.5 m^2 (221 sq.ft.)
MECHANCIAL ROOM	10.8 m^2 (116 sq.ft.)
TOTAL	85.0 m^2 (915 sq.ft.)

GROUND FLOOR

SCALE 1 : 200

DIMENSIONS SHOWN ARE TO THE OUTSIDE OF ALL WALLS.

47.95
1.17
2.02
3.15
1.17
2.29
0.11
13.72
0.11
2.29
0.71
8.49
13.11
0.71
5.33
1.37
5.34
1.37
5.33
0.09
17.52
0.09
3.80
0.71
2.48

MATSON, PECK & TOPLISS

JOB NO. B00 - 12999

CADFILE: 12999-L.100

GROUND FLOOR AREA 1677.9 m^2 (18061 sq.ft.)

SECOND FLOOR

SCALE 1 : 200

DIMENSIONS SHOWN ARE TO THE OUTSIDE OF ALL WALLS.

47.95
1.17
2.02
3.15
1.17
2.29
0.11
13.72
0.11
2.29
0.71
8.49
13.11
0.71
5.33
1.37
5.34
1.37
5.33
0.09
17.52
0.09
3.80
0.71
2.48

MATSON, PECK & TOPLISS

JOB NO. 800 - 12999

CADFILE: 12999-L.100

SECOND FLOOR AREA 1677.9 m^2 (18061 sq.ft.)

THIRD FLOOR

SCALE 1 : 200

DIMENSIONS SHOWN ARE TO THE OUTSIDE OF ALL WALLS.

53.91
31.37
31.37
53.91

MATSON, PECK & TOPLISS

JOB NO. B00 - 12999

CADFILE: 12999-L.100

THIRD FLOOR AREA 1691.2 m^2 (18204 sq.ft.)

ROOF

SCALE 1 : 200

DIMENSIONS SHOWN ARE TO THE OUTSIDE OF ALL WALLS.

10.13
6.78
6.78
10.13

PENTHOUSE ROOF AREA 68.7 m^2 (739 sq.ft.)

MATSON, PECK & TOPLISS

JOB NO. B00 - 12999

CADFILE: 12999-L.100

3650 GILMORE WAY, BURNABY - BUILDING 10

FLOOR	AREA - SQUARE METRES	AREA - SQUARE FEET
P2	73.9	796
P1	85.0	915
GROUND	1677.9	18061
SECOND	1677.9	18061
THIRD	1691.2	18204
ROOF	68.7	739
TOTAL	5274.6	56776

MATSON PECK AND TOPLISS

SURVEYORS AND ENGINEERS

210 - 8171 Cook Road

Richmond, B.C.

V6Y 3T8

Ph: 270-9331

Fax: 270-4137

LEASE EXTENSION AND MODIFICATION AGREEMENT

THIS AGREEMENT made effective the 8th day of November, 2010.

BETWEEN:

CONCERT REAL ESTATE CORPORATION

(the “Landlord”)

AND:

XENON PHARMACEUTICALS INC.

(the “Tenant”)

WHEREAS:

A.	By a lease made in 2001 (the “Lease”) between Discovery Parks Incorporated (the “Original Landlord”) and Xenon Genetics Inc. (the “Original Tenant”), the Original Tenant leased certain premises (the “Premises”) on the property known as 3650 Gilmore Way, Burnaby, British Columbia, as more particularly described in the Lease, for a term of ten (10) years expiring on April 14, 2011;

B.	The Landlord is the successor in interest to the Original Landlord;

C.	The Tenant is the successor in interest to the Original Tenant;

D.	The Landlord and the Tenant acknowledge and agree that the recitals hereto are true and incontrovertible;

E.	The Landlord and the Tenant have agreed to extend the term of the Lease and to amend the Lease in the manner set out herein.

THEREFORE in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.	For the purposes of this Agreement and unless there is a definition specifically herein contained, any words, terms or phrases that are defined in the Lease shall have the same meaning herein.

2.	The Landlord hereby leases the Premises to the Tenant for a further term of Four (4) Months and Sixteen (16) Days (the “Extended Term”) commencing on April 15, 2011 and terminating on August 31, 2011, on and subject to the terms of the Lease, except as amended herein.

3.	For the Extended Term, the Basic Rent will be as follows on the first day of each and every calendar month:

Extended Term	Basic Rent Per Square Foot Per Annum	Monthly Installments
From April 15, 2011 up to and including August 31, 2011	$19.50	$92,261.00

For greater certainty, the Tenant shall also pay all Additional Rent as required, in accordance with the Lease throughout the Extended Term.

4.	Save and except for any of the Landlord’s obligations to maintain and repair the Premises, as set out in the Lease, the Tenant acknowledges that the Landlord is leasing the Premises to the Tenant on an “as is” basis, that the Landlord has no obligation to make or carry out any improvements, alterations or other work to prepare the Premises for occupancy by the Tenant and that the Landlord has no obligation to provide any tenant improvement allowance, free rent or other inducement to the Tenant or otherwise with respect to the extension of the term of the Lease provided for in this Agreement.

5.	The Landlord and the Tenant agree that the Fixturing Period clause and the Leasehold Improvement Allowance in Sections 10.0 and 31.0 of the Lease have been completed and satisfied and shall not apply to the Extended Term.

6.	The parties confirm and ratify the terms and conditions contained in the Lease as amended by this Agreement.

7.	This Agreement will, from the date of this Agreement, be read and construed together with the Lease, and this Agreement, as amended hereby, shall continue in full force and effect for the remainder of the term of the Lease in accordance with the terms thereof and hereof.

8.	This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties.

9.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

10.	This Agreement may be executed by the parties and transmitted by facsimile and if so executed and transmitted, this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement.

11.	The Landlord and the Tenant confirm that the Landlord is currently not holding any security deposits for the Premises.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

CONCERT REAL ESTATE CORPORATION

By:	/s/ (illegible)
Name:
Title:

By:	/s/ (illegible)
Name:
Title:

XENON PHARMACEUTICALS INC.

By:	/s/ Simon Pimstone
Name: Simon Pimstone
Title: President & CEO

By:	/s/ (illegible)
Name:
Title:

LEASE EXTENSION AND MODIFICATION AGREEMENT

THIS AGREEMENT made effective the 7th day of February, 2011.

BETWEEN:

CONCERT REAL ESTATE CORPORATION

(the “Landlord”)

AND:

XENON PHARMACEUTICALS INC.

(the “Tenant”)

WHEREAS:

A.	By a lease made in 2001 (the “Original Lease”) between Discovery Parks Incorporated (the “Original Landlord”) and Xenon Genetics Inc. (the “Original Tenant”), the Original Tenant leased certain premises (the “Premises”) on the property known as 3650 Gilmore Way, Burnaby, British Columbia, as more particularly described in the Original Lease, for a term of ten (10) years expiring on April 14, 2011;

B.	The Landlord is the successor In interest to the Original Landlord;

C.	The Tenant is the successor in interest to the Original Tenant;

D.	By a lease extension and modification agreement made effective November 8, 2010 (the “Modification”) between the Landlord and the Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional four (4) months and sixteen (16) days, for a term expiring on August 31, 2011, as further described in the Modification (the Original Lease as modified by the Modification is referred to herein as the “Lease”);

E.	The Landlord and the Tenant acknowledge and agree that the recitals hereto are true and incontrovertible;

F.	The Landlord and the Tenant have agreed to extend the term of the Lease and to amend the Lease in the manner set out herein.

THEREFORE in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.	For the purposes of this Agreement and unless there is a definition specifically herein contained, any words, terms or phrases that are defined in the Lease shall have the same meaning herein.

2.	The Landlord hereby leases the Premises to the Tenant for a further term of Four (4) Months (the “Second Extended Term”) commencing on September 1, 2011 and terminating on December 31, 2011, on and subject to the terms of the Lease, except as amended herein.

3.	For the Second Extended Term, the Basic Rent will be as follows on the first day of each and every calendar month:

Second Extended Term	Basic Rent Per Square Foot Per Annum	Monthly Installments
From September 1, 2011 up to and including December 31, 2011	$19.50	$92,261.00

For greater certainty, the Tenant shall also pay all Additional Rent as required, in accordance with the Lease throughout the Second Extended Term.

4.	Save and except for any of the Landlord’s obligations to maintain and repair the Premises, as set out in the Lease, the Tenant acknowledges that the Landlord is leasing the Premises to the Tenant on an “as is” basis, that the Landlord has no obligation to make or carry out any improvements, alterations or other work to prepare the Premises for occupancy by the Tenant and that the Landlord has no obligation to provide any tenant improvement allowance, free rent or other inducement to the Tenant or otherwise with respect to the extension of the term of the Lease provided for in this Agreement.

5.	The parties confirm and ratify the terms and conditions contained in the Lease as amended by this Agreement

6.	This Agreement will, from the date of this Agreement, be read and construed together with the Lease, and this Agreement, as amended hereby, shall continue in full force and effect for the remainder of the term of the Lease in accordance with the terms thereof and hereof.

7.	This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties.

8.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

9.	This Agreement may be executed by the parties and transmitted by facsimile and if so executed and transmitted, this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement.

10.	The Landlord and the Tenant confirm that the Landlord is currently not holding any security deposits for the Premises.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

CONCERT REAL ESTATE CORPORATION

By:	/s/ (illegible)
Name:
Title:

By:	/s/ (illegible)
Name:
Title:

XENON PHARMACEUTICALS INC.

By:	/s/ Karen Corraini
	Name:	Karen Corraini
	Title:	General Counsel & Corporate Secretary

By:
Name:
Title:

LEASE EXTENSION AND MODIFICATION AGREEMENT

THIS AGREEMENT made effective the 1st day of June, 2011.

BETWEEN:

CONCERT REAL ESTATE CORPORATION

(the “Landlord”)

AND:

XENON PHARMACEUTICALS INC.

(the “Tenant”)

WHEREAS:

A.	By a lease made in 2001 (the “Original Lease”) between Discovery Parks Incorporated (the “Original Landlord”) and Xenon Genetics Inc. (the “Original Tenant”), the Original Tenant leased certain premises (the “Premises”) on the property known as 3650 Gilmore Way, Burnaby, British Columbia, as more particularly described in the Original Lease, for a term of ten (10) years expiring on April 14, 2011;

B.	The Landlord is the successor in interest to the Original Landlord;

C.	The Tenant is the successor in interest to the Original Tenant;

D.	By a lease extension and modification agreement made effective November 8, 2010 (the “First Modification”) between the Landlord and the Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional four (4) months and sixteen (16) days, for a term expiring on August 31, 2011, as further described in the First Modification;

E.	By a lease extension and modification agreement made effective February 7, 2011 (the “Second Modification”) between the Landlord and the Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional four (4) months, for a term expiring on December 31, 2011, as further described in the Second Modification (the Original Lease as modified by the First Modification and the Second Modification is referred to herein as the “Lease”);

F.	The Landlord and the Tenant acknowledge and agree that the recitals hereto are true and incontrovertible;

The Landlord and the Tenant have agreed to extend the term of the Lease and to amend the Lease in the manner set out herein.

THEREFORE in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.	For the purposes of this Agreement and unless there is a definition specifically herein contained, any words, terms or phrases that are defined in the Lease shall have the same meaning herein.

2.	The Landlord hereby leases the Premises to the Tenant for a further term of Three (3) Months (the “Third Extended Term”) commencing on January 1, 2012 and terminating on March 31, 2012, on and subject to the terms of the Lease, except as amended herein.

3.	For the Third Extended Term, the Basic Rent will be as follows on the first day of each and every calendar month:

Third Extended Term	Basic Rent Per Square Foot Per Annum	Monthly Installments

From January 1, 2012 up to and including March 31, 2012	$19.50	$92,261.00

For greater certainty, the Tenant shall also pay all Additional Rent as required, in accordance with the Lease throughout the Third Extended Term.

4.	Save and except for any of the Landlord’s obligations to maintain and repair the Premises, as set out in the Lease, the Tenant acknowledges that the Landlord is leasing the Premises to the Tenant on an “as is” basis, that the Landlord has no obligation to make or carry out any improvements, alterations or other work to prepare the Premises for occupancy by the Tenant and that the Landlord has no obligation to provide any tenant improvement allowance, free rent or other inducement to the Tenant or otherwise with respect to the extension of the term of the Lease provided for in this Agreement.

5.	The parties confirm and ratify the terms and conditions contained in the Lease as amended by this Agreement.

6.	This Agreement will, from the date of this Agreement, be read and construed together with the Lease, and this Agreement, as amended hereby, shall continue in full force and effect for the remainder of the term of the Lease in accordance with the terms thereof and hereof.

7.	This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties.

8.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

9.	This Agreement may be executed by the parties and transmitted by facsimile and if so executed and transmitted, this Agreement shall be for all purposes as effective as if parties had delivered an executed original Agreement.

10.	The Landlord and the Tenant confirm that the Landlord is currently not holding y security deposits for the Premises.

IN WITNESS WHEREOF the parties have executed this Agreement as of the e first above written.

CONCERT REAL ESTATE CORPORATION

By:	/s/ (illegible)
Authorized Signatory

By:	/s/ (illegible)
Authorized Signatory

XENON PHARMACEUTICALS INC.

By:	/s/ Tarek S. Mansour
Authorized Signatory

By:	/s/ (illegible)
Authorized Signatory

END OF DOCUMENT

3650 GILMORE WAY

BURNABY, BC (BUILDING)

OFFER TO LEASE

BETWEEN

CONCERT REALTY SERVICES LTD. ON BEHALF OF,

CONCERT REAL ESTATE CORPORATION

(LANDLORD)

AND

XENON PHARMACEUTICALS INC.

(TENANT)

Colliers Macaulay NicoIls Inc. (Agent)

Norm Taylor (604) 661-0893 and Ray Ahrens (604) 662-2632

Corporate Representation Group

OFFER TO LEASE

3650 GILMORE WAY

BURNABY, BC

(“BUILDING”)

TO:	CONCERT REALTY SERVICES LTD., ON BEHALF OF CONCERT REAL ESTATE CORPORATION 9th Floor, 1190 Hornby Street Vancouver, BC V6Z 2K5	hereinafter called the (“Landlord”)

WE:	XENON PHARMACEUTICALS INC. 3650 Gilmore Way Burnaby, BC V5G 4W8	hereinafter called the (“Tenant”)

The Tenant hereby offers to lease from the Landlord, through Colliers Macaulay NicolIs Inc., (“Agent”), in consideration of the rents, covenants and agreements contained in this offer to lease (the “Offer”), the Leased Premises (hereinafter defined) upon the following terms and conditions:

1.	LEASED PREMISES

The premises (the “Leased Premises”) shall be those premises in the Building having a Rentable Area of approximately thirty-four thousand (34,000) square feet, being the entire ground (1st) and second (2nd) floors, to be adjusted for the area required by the Landlord to create an entrance lobby and upon conversion to a multi-tenant building.

The actual Rentable Area of the Leased Premises, including any Additional Area, shall be measured by the Landlord’s professional surveyor in accordance with the Lease and ANSI/BOMA Z65.1-1996 standards within thirty (30) days of the Commencement Date.

2.	TERM

The term term (the “Term”) of the Lease shall be one hundred twenty (120) months, commencing on the 1st day of September 2011 (the “Commencement Date”) and expiring on the 31st day of August, 2021 (the “Expiration Date”), subject to the terms of the Lease.

3.	BASIC RENT

The Basic Rent shall be payable by the Tenant to the Landlord in advance on the first day of each month during the Term, based on the Rentable Area of the Leased Premises. The Basic Rent, in dollars per rentable square foot per annum, shall be:

Years one (1) through five (5)	—	$19.50

Remainder of Term	—	$21.00

The Tenant shall have a Free Basic Rent period being September 1, 2011 through to January 15, 2012. During this period, the Tenant shall pay to the Landlord its Proportionate Share of Operating Costs and Property Taxes and abide by all other terms of the Lease.

4.	OPERATING COSTS AND PROPERTY TAXES

In addition to Basic Rent, the Tenant shall be responsible for paying its proportionate share of operating expenses and property taxes, on a monthly basis, in advance on the first day of each month (the “Operating Costs and Property Taxes” to be defined in the Lease), which shall include all actual and reasonable costs incurred by the Landlord in operating, servicing, maintaining, insuring, repairing and managing the Leased Premises. The Operating Costs and Property Taxes are estimated at Seven Dollars and Thirty-Five Cents ($7.35) per square foot of Rentable Area for the fiscal year of the Building ending September 30, 2010.

The Landlord shall arrange and be financially responsible for all installation costs for separate metering of all utilities supplied to the Tenant, pursuant to the Lease. This may be by way of a sub-meter and include third-party monitoring which shall form part of the Tenant’s Operating Costs.

5.	DEPOSIT

The Landlord and the Tenant acknowledge and agree that the Landlord is currently not holding any security deposit for the Premises.

Upon the conditional mutual acceptance of this Offer, the Tenant shall submit a deposit cheque to Colliers International, in trust, in the amount of $89,964.00, which will be held by the Landlord as security deposit without interest, as further described in the Lease.

6.	LEASE

The Lease shall be in the form of the existing Lease, allowing for reasonable amendments thereto as requested by the Landlord and Tenant. The final form of Lease, including the terms and conditions of this Offer and all agreed amendments thereto shall be delivered by the Landlord to the Tenant within ten (10) business days after unconditional acceptance of this Offer. The Lease shall be executed and delivered by the Tenant to the Landlord within five (5) business days of receipt by the Tenant.

7.	LANDLORD’S WORK

The Leased Premises shall be accepted by the Tenant on an “as is” basis with the exception of the Landlord’s Work outlined on Schedule “B” attached hereto. The Landlord’s work shall be completed by the Landlord as close to the Commencement Date as feasible and to the building standard. The Tenant acknowledges and agrees that if Landlord’s Work is required, some of this Landlord’s Work may have to be done after the Tenant vacates the third (3rd) floor of the Building.

The Tenant acknowledges and agrees that during such time when the Landlord, or its appointed contractors, sub-contractors, or employees is/are conducting the Landlord’s Work in the Building, the Tenant will be in the Leased Premises in common with the Landlord, its contractors, sub-contractors, or employees. The Landlord will make reasonable efforts to ensure that the operation of the Tenant’s business is not disrupted during the Landlord’s Work period; however, the Tenant acknowledges and agrees that during the Landlord’s

Work period, there will be disruptions throughout the Tenant’s business hours (or after business hours) and the Tenant shall make its best commercial efforts to co-operate with the Landlord, its appointed contractors, sub-contractors, or employees during the Landlord’s Work period to ensure that the Landlord’s Work proceeds efficiently.

8.	LEASEHOLD IMPROVEMENT ALLOWANCE

The Landlord will pay to the Tenant as a contribution towards the cost of the Tenant’s leasehold improvements (the “Tenant’s Work”), Twenty-five Dollars ($25.00) per square foot of Rentable Area of the Leased Premises (plus applicable taxes) (the “Allowance”). This Allowance shall be payable upon the completion of the items listed hereto in Schedule “C”, which shall be incorporated into the Landlord’s standard Tenant Work Agreement forming part of the Lease. Should the Tenant’s Work cost less than the Allowance, the difference will be applied in reduction of the Basic Rent and Operating Costs and Property Taxes payments due under the Lease to a maximum of up to Ten Dollars ($10.00) per square foot of Rentable Area of the Leased Premises, plus applicable taxes.

9.	CONDITIONS PRECEDENT - TENANT

This Offer and Acceptance is subject to the following Conditions Precedent being waived at the sole discretion of the Tenant:

(a)	The Tenant’s senior managements’ and Board of Directors’ unfettered approval of this Offer to Lease by February 28, 2011 or such other time as may be subsequently agreed.

If the Tenant fails to notify the Landlord in writing that the Conditions Precedent have been satisfied or waived within the above noted respective timelines, then this Offer shall become null and void and neither party shall have further obligation to the other. This clause is for the sole benefit of the Tenant.

In consideration of $10.00 non-refundable paid by the Tenant to the Landlord, and other good and valuable consideration (the receipt and sufficiency of which the Landlord acknowledges), the Landlord agrees not to revoke this Offer while it remains subject to the foregoing Tenant’s Conditions.

10.	FIRST OPPORTUNITY TO LEASE

Provided that the Tenant did not exercise the Option to Expand in Clause 11 of this Offer to Lease and has not been in material breach of the Lease, the Tenant shall have the first opportunity to lease any space becoming available for lease that is not encumbered by another lease on the third (3rd) floor of the Building at any time during the Term of the Tenant’s Lease. The Basic Rent payable on the said space shall be the current fair market rental as agreed to by the parties, and failing such agreement, as determined by arbitration pursuant to the Commercial Arbitration Act of British Columbia. The Tenant shall have the right to assign this First Opportunity to Lease pursuant to the permitted assignment of all rights under the Lease.

11	OPTION TO EXPAND

Upon providing written notice to the Landlord no later than February 28, 2011, the Tenant shall have the option to lease the entire 3rd floor of the building on the same terms and conditions as the Leased Premises, subject to para 13.

The third (3rd) floor of the Building shall be leased to the Tenant on an “as-is, where-is” basis and the Landlord will not be required to complete the Landlord’s Work attached hereto as Schedule “B”.

12.	OPTION TO RENEW

Provided the Tenant has not been in breach of the Lease, the Tenant shall have the right to extend the Term of the Lease with respect to the Leased Premises and any additional space leased for an additional two (2) consecutive term(s) of five (5) years on the same terms and conditions as contained in the Lease, save only the Basic Rent, any free rent, landlord’s work, tenant allowances, or other tenant inducements and this option to renew. To exercise this right, the Tenant shall give written notice to the Landlord no earlier than twelve (12) months and no later than nine (9) months prior to the Expiration Date or the expiry of the immediately preceding extension period (as the case may be), and if such notice is not given, this option to extend shall be deemed waived and of no further effect and any additional extension periods will also be null and void. The Basic Rent payable during each such extension period shall be the fair market rent for the Leased Premises, taking into account the inducements being offered in the market and excluding the value of any improvements that have been constructed at the expense of the Tenant. In any event, the Basic Rent per annum shall not be less than the Basic Rent payable in the last year of the expiring term. In the event that Landlord and Tenant are unable to reach agreement on the Basic Rent, the Basis Rent shall be determined by arbitration pursuant to the Commercial Arbitration Act of British Columbia.

13.	RIGHT OF TERMINATION

Provided that the Tenant has not been in material breach of the Lease, the Tenant shall have the right to surrender the Lease on or at any time after the forty-eighth (48th) month of the Term (the “Right to Terminate”) by providing a minimum of twelve (12) months prior written notice to the Landlord and, upon providing written notice to cancel the Lease, paying a surrender fee calculated as the unamortized portion of the Allowance, the unamortized portion of real estate commissions paid by the Landlord, and two (2) months gross rent, plus applicable taxes. For the purpose of this calculation, the Allowance and commissions shall be amortized over the Term of the Lease at an effective interest rate of 7% per annum, compounded semi-annually.

Provided that the Tenant has exercised its option to lease the 3rd floor and that the Tenant has not been in material breach of the Lease, the Tenant shall have the right to surrender the 3rd floor on or at any time after the thirty-sixth (36th) month of the Term by providing a minimum of twelve (12) months prior written notice to the Landlord and, upon providing written notice to cancel the Lease, paying a surrender fee calculated as the 3rd floor proportion, based upon rentable area, of the unamortized portion of the Allowance, the unamortized portion of real estate commissions paid by the Landlord, and two (2) months gross rent, plus applicable taxes. For the purpose of this calculation, the Allowance and commissions shall be amortized over the Term of the Lease at an effective interest rate of 7% per annum, compounded semi-annually.

14.	PARKING

The Tenant shall be provided surface and underground parking stalls based on its proportionate share and in common with other tenants in the Building (if any) on a first-come, first-served basis (random stalls), free of any monthly parking charge for the Term of the Lease and any renewals thereof. The Tenant may designate underground parking spaces allocated to it for use as storage areas or other uses and may fence these off or construct demising walls, subject to the Landlord’s approval and compliance with building codes, and subject to not impeding access to the balance of the parking stalls. The Tenant covenants that all fencing or demised walls for such storage areas shall be removed at the Tenant’s sole cost and expense prior to Lease expiry and all damages caused by such removal shall be repaired by the Tenant at its sole cost and expense.

15.	RESTORATION

Upon surrender of all or a part of the third (3rd) floor, in the event that the Landlord elects to require the Tenant to demolish improvements to pare 8.4 of the current lease, the Tenant shall not be responsible for any costs associated with construction of corridors, demising walls and the modifications to the Building’s mechanical and electrical systems (subject to Clause 4 of this Offer) for converting the floor for multi-tenant use in compliance with building codes. The Tenant shall similarly not be responsible for any costs associated with converting the main floor lobby or other portions of the Building for multi-tenant purposes.

Upon expiry of the Term of the Lease (as extended by this Offer) of the 1st and 2nd floor Leased Premises, or any permitted renewal/cancellation thereof, the Tenant shall only be responsible for removing any leasehold improvements or Tenant’s Work to a maximum amount of $800,000.00 plus applicable taxes.

16.	SIGNAGE

The Tenant shall be granted non-exclusive signage on the Building, subject to the terms and conditions in the Lease, all existing exterior signage shall remain in place during the Term of the Lease and any extension thereto, and signage shall remain exclusive to the Tenant until such time as the Tenant surrenders the 3rd floor.

17.	USE

The Leased Premises shall be used for the purpose of general business office, the development, research and production of pharmaceuticals, the operation of a vivarium and any other use permitted under the applicable zoning by-laws for the Building.

The Landlord has made no representation or warranty to the Tenant concerning any aspect of the Building or the Premises and ,the Tenant is solely responsible for satisfying itself concerning the suitability of the Premises for their intended use by the Tenant, the applicable zoning and use restriction by-laws, and availability of permits.

18.	SOLE AGREEMENT

There are no agreements, covenants, representations, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein.

19.	TAXES

Amounts referred to in this Offer that are quoted without the goods and services tax or harmonized sales taxes such shall be subject to applicable taxes.

20.	TIME OF THE ESSENCE

Time is of the essence of this agreement with respect to the covenants contained herein.

21.	DEFINITIONS

Words defined in the Lease and used herein shall have the same meaning ascribed to them by the Lease. This Offer, if accepted, shall constitute a binding agreement between the parties to enter into the Lease and to abide by the terms and conditions contained herein.

22.	OFFER PROVISIONS

All provisions of this Offer shall not survive the completion of this transaction. In the event of any conflict between the terms of this Offer and the terms of the Lease, the terms of the Lease shall prevail.

23.	DISCLOSURE

The Landlord and the Tenant acknowledge and agree that, In accordance with section 5.10 of the real Estate Services Act, and in accordance with the Code of Ethics of the Canadian Real Estate Association:

(a)	Concert Realty Services Ltd. (“Concert”) has disclosed that it is working solely on behalf of the Landlord. The Landlord declares that it is solely responsible for any remuneration payable to Concert.

(b)	Colliers Macaulay Nicolls Inc. (the “Agent’) has disclosed that it is representing only the Tenant in the transaction described in this Agreement;

(c)	the Agent, In order to accommodate the transaction described in this Agreement, was and is entitled to pass any relevant information they receive from either party or from any other source to either of the parties as the Agent sees fit, without being in conflict of their duties to either party; and

(d)	the Agent’s commission, calculated as Six Dollars ($6.00) per square foot of rentable area plus applicable taxes, shall be payable by the Landlord as follows:

Fifty percent (50%) upon fun execution of the Lease; and

Fifty percent (50%) upon the Lease Commencement Date.

24.	ACCEPTANCE

This Offer shall be irrevocable and open for acceptance until 4:00 PM on the 25th day of November, 2010, after which time if not accepted this Offer shall be null and void. This Offer may be accepted by signing and returning one duplicate copy or facsimile of this Offer.

DATED this 23rd day of November, 2010.

XENON PHARMACEUTICALS INC.

TENANT

Per:	/s/ Simon Pimstone
(Authorized Signatory)

The Landlord hereby accepts the above Offer this 9th day of November, 2010.

CONCERT REALTY SERVICES LTD., ON BEHALF OF
CONCERT REAL ESTATE CORPORATION

LANDLORD

Per:	/s/ (illegible)
(Authorized Signatory)

Attachments

1.	Deleted

2.	Schedule “B”: Landlord’s Work

3.	Schedule “C”: Allowance

SCHEDULE “B”

LANDLORD’S WORK

Attached to and forming part of an Offer to Lease by Xenon Pharmaceuticals Inc. to Concert Realty Services Ltd., on behalf of, Concert Real Estate Corporation.

The Landlord will, at its own expense, complete the following work on the Main and Third (3rd) floors of the Building in accordance with Clause 7 of this Offer to Lease, in respect of the common areas of the building, and, to the extent that they are affected, the Leased Premises:

(a)	Where required, construct demising walls;

(b)	Install double full height glass entrance doors plus full height solid core exit doors complete with magnetic card access system tied into the building security system;

(c)	Reconfigure Heating, Ventilation and Air Conditioning (HVAC) ;

(d)	Reconfigure automatic sprinkler system;

(e)	Reconfigure elevator and entrance lobbies;

(f)	Modify the security system to provide the Leased Premises with autonomous security.

(g)	Replace any cracked, chipped or stained ceiling acoustic tiles or drywall ceilings with new or like new matching acoustic ceiling tiles and finishes (in common area only);

(h)	Where required by building code, the Landlord shall be responsible for seismic upgrades to base building T-bar ceiling, lighting systems and base building mechanical systems.

The Tenant acknowledges and agrees that during such time when the Landlord, or its appointed contractors, sub-contractors, or employees is/are conducting the Landlord’s Work in the Building, the Tenant will be in the Leased Premises or the Additional Area in common with the Landlord, its contractors, sub-contractors, or employees. The Landlord will make reasonable efforts to ensure that the, operation of the Tenant’s business is not disrupted during the Landlord’s Work period; however, the Tenant acknowledges and agrees that during the Landlord’s Work period, there will be disruptions throughout the Tenant’s business hours (or after business hours) and the Tenant shall make its best commercial efforts to co-operate with the Landlord, its appointed contractors, sub-contractors, or employees during the Landlord’s Work period to ensure that the Landlord’s Work proceeds efficiently.

SCHEDULE “C”

ALLOWANCE

The Landlord will pay to the Tenant an Allowance in accordance with Clause 8 of this Offer payable within ten (10) days after the completion of all of the following:

(a)	execution and delivery of the Lease by the Tenant to the Landlord as well as full compliance by the Tenant with all Tenant obligations of the Lease;

(b)	commencement of the Lease in accordance with the Offer;

(c)	completion by the Tenant of the Tenant’s Work as stipulated in the Lease;

(d)	the applicable statutory lien holdback period shall have expired and any liens that may have been filed against the Leased Premises or the property with respect to the work done by or on behalf of the Tenant with respect to the Leased Premises shall have been discharged from title to the property; and

(e)	receipt by the Landlord of:

(i)	a copy of the Tenant’s final Inspection Permit for the Premises and a copy of the Tenant’s business license;

(ii)	a statutory declaration by a principal of the Tenant of payment in full of all costs relating to the work done by the Tenant on the Premises;

(iii)	copies of receipted invoices for the Tenant’s Work substantiating the amount that has been expended and paid for by the Tenant;

(iv)	a letter from the Workers’ Compensation Board of B.C. confirming that the Tenant and its general contractor have satisfied all assessment requirements of the Board to the date which is thirty (30) days following the date of substantial completion of the Tenant’s Work;

(v)	a copy of the certificate of completion signed by the payment certifier in respect of the Tenant’s Work; and

(vi)	Certificate of Substantial Completion from the Tenant’s contractor.

END OF DOCUMENT

Addendum/Amendment

This addendum/amendment dated for reference February 7, 2011 shall be attached to and become part of the offer to lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010 (the “Offer”) between Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation (“Landlord”) and Xenon Pharmaceuticals Inc. (“Tenant”) for the premises described as the first (1st) and second (2nd) floor of 3650 Gilmore Way, Burnaby, British Columbia.

A) The Landlord and the Tenant agree to amend Clause 2 of the Offer as follows:

“2.	TERM

The term (the “Term”) of the Lease shall be one hundred twenty (120) months, commencing on the 1st day of January, 2012 (the “Commencement Date”) and expiring on the 31st day of December, 2021 (the “Expiration Date”), subject to the terms of the Lease.”

B) The Landlord and the Tenant agree to amend the last paragraph of Clause 3 of the Offer as follows:

“The Tenant shall have a Free Basic Rent period being January 1, 2012 through to May 15, 2012. During this period, the Tenant shall pay to the Landlord Its Proportionate Share of Operating Costs and Property Taxes and abide by all other terms of the Lease.”

C) The Landlord and the Tenant hereby agree to amend the first paragraph of Clause 7 of the Offer as follows:

“7.	LANDLORD’S WORK

The Leased Premises shall be accepted by the Tenant on an “as Is” basis with the exception of the Landlord’s Work outlined on Schedule “B” attached hereto. The Landlord’s Work shall be completed by the Landlord at mutually accepted date(s) and time(s) between the Landlord and the Tenant and to the building standard. The Tenant acknowledges and agrees that If Landlord’s Work Is required, some of this Landlord’s Work may have to be done after the Tenant vacates the third (3rd) floor of the Building.”

D) The Landlord and the Tenant hereby agree to extend the Condition Precedent as outlined In Clause 9 of the Offer as follows:

“9.	CONDITIONS PRECEDENT — TENANT

This Offer and Acceptance Is subject to the following Conditions Precedent being waived at the sole discretion of the Tenant:

(a)	The Tenant’s senior managements’ and Board of Directors’ unfettered approval of this Offer to Lease by May 31, 2011 or such other time as may be subsequently agreed.

If the Tenant falls to notify the Landlord in writing that the Conditions Precedent have been satisfied or waived within the above noted respective timelines, then this Offer shall become null and void and neither party shall have further obligation to the other. This clause is for the sole benefit of the Tenant.

In consideration of $10.00 non-refundable paid by the Tenant to the Landlord, and other good and valuable consideration (the receipt and sufficiency of which the Landlord acknowledges), the Landlord agrees not to revoke this Offer while it remains subject to the foregoing Tenant’s Conditions.”

E) The Landlord and the Tenant hereby agree to extend the Condition Precedent as outlined in Clause 11 of the Offer as follows:

“11.	OPTION TO EXPAND

Upon providing written notice to the Landlord no later than May 31, 2011, the Tenant shall have the option to lease the entire 3rd floor of the building on the same terms and conditions as the Leased Premises, subject to para 13.

The third (3rd) floor of the Building shall be leased to the Tenant on an “as-is, where-is” basis and the Landlord will not be required to complete the Landlord’s Work attached hereto as Schedule “B”.”

ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT

AGREED and ACCEPTED this 14th of February, 2011.

/s/ (illegible)
Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation

AGREED and ACCEPTED this      of February, 2011.

/s/ Karen G. Corraini
Xenon Pharmaceuticals Inc.

Addendum/Amendment

This addendum/amendment dated for reference June 1, 2011 shall be attached to and become part of the offer to lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010 and the addendum/amendment dated for reference February 7, 2011 (together, the “Offer”) between Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation (“Landlord”) and Xenon Pharmaceuticals Inc. (“Tenant”) for the premises described as the first (1st) and second (2nd) floor of 3650 Gilmore Way, Burnaby, British Columbia.

A) The Landlord and the Tenant agree to amend Clause 2 of the Offer as follows:

Amended From:

“2.	TERM

The term (the “Term”) of the Lease shall be one hundred twenty (120) months, commencing on the 1st day of January, 2012 (the “Commencement Date”) and expiring on the 31st day of December, 2021 (the “Expiration Date”), subject to the terms of the Lease.”

Amended To:

“2.	TERM

The term (the “Term”) of the Lease shall be one hundred twenty (120) months, commencing on the 1st day of April, 2012 (the “Commencement Date”) and expiring on the 31st day of March, 2022 (the “Expiration Date”), subject to the terms of the Lease.”

B) The Landlord and the Tenant agree to amend the last paragraph of Clause 3 of the Offer as follows:

Amended From:

“The Tenant shall have a Free Basic Rent period being January 1, 2012 through to May 15, 2012. During this period, the Tenant shall pay to the Landlord its Proportionate Share of Operating Costs and Property Taxes and abide by all other terms of the Lease.”

Amended To:

“The Tenant shall have a Free Basic Rent period being April 1, 2012 through to August 15, 2012. During this period, the Tenant shall pay to the Landlord its Proportionate Share of Operating Costs and Property Taxes and abide by all other terms of the Lease.”

C) The Landlord and the Tenant hereby agree to extend the Condition Precedent as outlined in Clause 9 of the Offer as follows:

“9.	CONDITIONS PRECEDENT — TENANT

This Offer and Acceptance is subject to the following Conditions Precedent being waived at the sole discretion of the Tenant:

(a)	The Tenant’s senior managements’ and Board of Directors’ unfettered approval of this Offer to Lease by August 31, 2011 or such other time as may be subsequently agreed.

If the Tenant falls to notify the Landlord In writing that the Conditions Precedent have been satisfied or waived within the above noted respective timelines, then this Offer shall become null and void and neither party shall have further obligation to the other. This clause is for the sole benefit of the Tenant.

In consideration of $10.00 non-refundable paid by the Tenant to the Landlord, and other good and valuable consideration (the receipt and sufficiency of which the Landlord acknowledges), the Landlord agrees not to revoke this Offer while it remains subject to the foregoing Tenant’s Conditions.”

D) The Landlord and the Tenant hereby agree to extend the Condition Precedent as outlined in Clause 11 of the Offer as follows:

“11.	OPTION TO EXPAND

Upon providing written notice to the Landlord no later than August 31, 2011, the Tenant shall have the option to lease the entire 3rd floor of the building on the same terms and conditions as the Leased Premises, subject to pars 13.

The third (3rd) floor of the Building shall be leased to the Tenant on an “as-is, where-is” basis and the Landlord will not be required to complete the Landlord’s Work attached hereto as Schedule “B”.”

ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT.

AGREED and ACCEPTED this 3rd day of June, 2011.

/s/ (illegible)
Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation

AGREED and ACCEPTED this 28th day of June, 2011.

/s/ Simon Pimstone
Xenon Pharmaceuticals Inc.

ADDENDUM / AMENDMENT #3

This Amendment/Addendum #3 dated for reference the 31st day of August, 2011 shall be attached to and become a part of the Offer to Lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, as amended by the Addendum/ Amendments dated for reference February 7, 2011 and June 1, 2011 (together, the “Agreement”) between Concert Real Estate Corporation (Landlord) and Xenon Pharmaceuticals Inc. (Tenant)

Address: 3650 Gilmore Way, Burnaby, B.C.

The Landlord and Tenant hereby agree for good and valuable consideration, to amend the Agreement as noted below:

A.	Clause 6 of the Agreement shall be amended, as follows:

The term “within ten (10) business days after unconditional acceptance of this Offer”,

shall be deleted and replaced with the following:

“within ten (10) business days after the date on which the Landlord has received the Surrender Notice from the Tenant (as referenced under Clause 11 of this Agreement)”.

B.	Clause 8 of the Agreement shall be amended by adding the following new sentence to the end of that Clause:

“The Landlord and the Tenant further confirm and agree that, at the Tenant’s discretion, the the Landlord will pay the above-noted Allowance to the Tenant In two (2) separate installments, In such amounts and on such dates as may be requested by the Tenant. For the avoidance of doubt, the Landlord and the Tenant further confirm and agree that any surrender fee payable under Clause 13 of the Agreement, shall be calculated only on the unamortized portion of the Allowance actually paid to the Tenant by the Landlord, in addition to the unamortized portion of the real estate commissions, and the two (2) months gross rent, as indicated above.”

C.	Clause 11 of the Agreement shall be amended, as follows:

“11.	OPTION TO EXPAND

Upon providing written notice to the Landlord no later than August 31, 2011, the Tenant shall have the option to lease the entire 3” floor of the building on the same terms and conditions as the Leased premises, subject to para 13,

The third (3rd) floor of the Building shall be leased to the Tenant on an “as-is, where-is” basis and the Landlord will not be required to complete the landlord’s Work attached hereto as Schedule “B”.”

shall be deleted and replaced with the following:

“11.	OPTION TO SURRENDER

From September 1 through to September 30, 2011, the Tenant shall have the right to surrender and terminate that portion of the Leased Premises identified by heavy black marking on Exhibit “A” (the “Expansion Premises”) attached hereto at no cost or penalty, and the Landlord shall be responsible for all costs associated with multi-tenanting the floor to meet current building code In the event this option Is exercised (subject to the Landlord’s restoration rights within Section 8.4 of the current lease). The Tenant shall provide written notice to the Landlord, on or prior to September 30, 2011, respecting whether (or not) it intends to exercise its right to surrender the Expansion Premises (the “Surrender Notice)”. Such Surrender Notice may be delivered personally, by fax, or by courier, to the Landlord at the following address

Concert Real Estate Corporation

9th Floor,

1190 Hornby

Vancouver, BC

V6Z 2K5

Fax Number: 804-689-9611.

In the event that the Tenant does not deliver the Surrender Notice to the Landlord on or before September 30, 2011 as noted above, the Tenant shall be deemed to have delivered such Surrender Notice to the Landlord on October 1, 2011, and in such deemed Surrender Notice shall be deemed to have surrendered the Expansion Premises.”

D.	Clause 13 of the Agreement shall be amended as follows:

“13.	RIGHT OF TERMINATION

The second line with the Right of Termination Clause which reads:

“have the right to surrender the Lease on or at any time after the forty-eight (48th) month of”

Shall be deleted and replaced with the following::

“have the right to surrender the Lease on or at any time after the thirty-sixth(36th) month of”

E.	The Landlord and the Tenant agree to amend Clause 9 of the Agreement, as follows:

The Tenant hereby removes its Condition Precedent within Clause 9, namely:

“9.	CONDITIONS PRECEDENT - TENANT

“This Offer and Acceptance is subject to the following Conditions Precedent being waived at the sole discretion of the Tenant:

(a)	The Tenant’s senior managements’ and Board of Directors’ unfettered approval of this Offer to Lease by August 31, 2011 or such other time as may be subsequently agreed.

If the Tenant fails to notify the Landlord In writing that the Conditions Precedent have been satisfied or waived within the above noted respective timelines, then this Offer shall become null and void and neither party shall have further obligation to the other. This clause is for the sole benefit of the Tenant.

In consideration of $10.00 non-refundable paid by the Tenant to the Landlord, and other good and valuable consideration (the receipt and sufficiency of which the Landlord acknowledges), the Landlord agrees not to revoke this Offer while it remains subject to the foregoing Tenant’s Conditions.”

Save and except as hereby amended, all of the terms and conditions of the Agreement are hereby ratified and confirmed and shall be in full force and effect, and time remains of the essence thereof. The Agreement, including this Amendment/Addendum #3 shall enure to the benefit of, .and be binding upon the parties hereto and their respective successors and permitted assigns. This Amendment/Addendum #3 may be executed and delivered in counterpart by facsimile or otherwise and each counterpart shall constitute an original and together shall constitute one and the same agreement.

The parties hereby acknowledge that all conditions precedent have been removed/waived and the Agreement is now a firm and binding contract between the parties.

CONCERT REALTY SERVICES LTD., on behalf of
CONCERT REAL ESTATE CORPORATION
(Landlord)

/s/ (illegible)	August 31, 2011
Authorized Signatory

XENON PHARMACEUTICALS INC.
(Tenant)

/s/ Simon Pimstone	August 31, 2011
Authorized Signatory

Exhibit A

(See attached)

ADDENDUM / AMENDMENT #4

This Amendment/Addendum #4 dated for reference the 30th day of September, 2011 shall be attached to and become a part of the Offer to Lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, as amended by the Addendum/ Amendments dated for reference February 7, 2011, June 1, 2011 and August 31, 2011 (together, the “Agreement”) between Concert Real Estate Corporation (Landlord) and Xenon Pharmaceuticals Inc. (Tenant)

Address: 3650 Gilmore Way, Burnaby, B.C.

The Landlord and Tenant hereby agree for good and valuable consideration, to amend the Agreement as noted below:

Exhibit “A” to the Agreement shall be deleted and replaced with the Exhibit “A” attached hereto.

Save and except as hereby amended, all of the terms and conditions of the Agreement are hereby ratified and confirmed and shall be in full force and effect, and time remains of the essence thereof. The Agreement, including this Addendum/Amendment #4 shall “enure” to the benefit of, and be binding upon the parties hereto and their respective successors and permitted assigns. This Addendum/Amendment #4 may be executed and delivered in counterpart by facsimile or otherwise and each counterpart shall constitute an original and together shall constitute one and the same agreement.

The parties hereby acknowledge that all conditions precedent have been removed/waived and the Agreement is now a firm and binding contract between the parties.

CONCERT REALTY SERVICES LTD., on behalf of
CONCERT REAL ESTATE CORPORATION
(Landlord)

/s/ (illegible)	September 30, 2011
Authorized Signatory

XENON PHARMACEUTICALS INC.
(Tenant)

/s/ Simon Pimstone	September 30, 2011
Authorized Signatory

Exhibit A

(See attached)

Area for surrender
REFER ALSO TO DRAWING L-100 FOR ADDITIONAL INFORMATION
REFER ALSO TO DRAWING L-100 FOR ADDITIONAL INFORMATION
REFER ALSO TO DRAWING L-100 FOR ADDITIONAL INFORMATION
PHASE 2 - ALL OTHER AREAS ARE PHASE 1
PHASE 2 - ALL OTHER AREAS ARE PHASE 1
GROUND FLOOR
AS-BUILT
A6

September 30, 2011

Delivered by Fax to 604-689-9611

Concert Real Estate Corporation

9th Floor

1190 Hornby

Vancouver, BC

V6Z 2K5

Re:	Surrender Notice, pursuant to Offer to Lease respecting 3650 Gilmore Way, Burnaby, BC. accepted by Concert Real Estate Corporation (the “Landlord”) on November 9, 2010 and accepted by Xenon Pharmaceuticals Inc. (the “Tenant”) on November 23, 2010, as amended by the (4) Addendum/Amendments dated for reference February 7, 2011, June 1, 2011, August 31, 2011 and September 30, 2011 (together, the “Agreement”)

Dear Sirs/Madams:

As set out in Clause 11 of the Agreement (and as specifically referenced under Addendum/Amendment #3 dated August 31, 2011 of same), the Tenant hereby provides notice to the Landlord that is has surrendered that portion of the Leased Premises identified by heavy marking on Exhibit “A” attached.

Kindly acknowledge receipt of this notice, by signing where indicated below, and returning, a copy of this letter by fax to the Tenant (to the attention of the President & CEO with copy to General Counsel), at 604-484-3450(fax).

Sincerely,

XENON PHARMACEUTICALS INC.
(Tenant)

/s/ Simon N. Pimstone	September 30, 2011
Simon N. Pimstone
President & CEO

Receipt of this notice is hereby confirmed and acknowledged by the Landlord

CONCERT REALTY SERVICES LTD., on behalf of
CONCERT REAL ESTATE CORPORATION
(Landlord)

/s/ Allen Glazer, VP Property Management	Date:
Authorized Signatory

Exhibit A

(See attached)

09/30/2011 FRI 17:51 FAX 604 484 3450 Xenon Pharmaceuticals 004/004

Area for surrender

Addendum/Amendment #5

This addendum/amendment dated for reference the 19th day of October, 2011 shall be attached to and become part of the offer to lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, the addendum/amendment dated for reference February 7, 2011, the addendum/amendment dated for reference June 1, 2011, the addendum/amendment #3 dated for reference August 31, 2011, and the addendum/amendment #4 dated for reference September 30, 2011 (together, the “Offer”) between Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation (“Landlord”) and Xenon Pharmaceuticals Inc. (“Tenant”).

Address: 3650 Gilmore Way, Burnaby, British Columbia

The Landlord and the Tenant hereby agree to amend the Lease clause in Clause 6 of the Offer as follows:

“6.	LEASE

The Lease shall be in the form of the existing Lease, allowing for reasonable amendments thereto as requested by the Landlord and Tenant. The final form of Lease, including the terms and conditions of this Offer and all agreed amendments thereto shall be delivered by the Landlord to the Tenant on or before October 28, 2011. The Lease shall be executed and delivered by the Tenant to the Landlord within five (5) business days of receipt by the Tenant”.

ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT.

AGREED and ACCEPTED this 19th day of October, 2011.

/s/ (illegible)
Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation

AGREED and ACCEPTED this 19th day of October, 2011.

/s/ Karen G. Corraini
Xenon Pharmaceuticals Inc.
KAREN G. CORRAINI
GENERAL COUNSEL & CORPORATE SECRETARY

Addendum/Amendment #6

This addendum/amendment dated for reference the 28th day of October, 2011 shall be attached to and become part of the offer to lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, the addendum/amendment dated for reference February 7, 2011, the addendum/amendment dated for reference June 1, 2011, the addendum/amendment #3 dated for reference August 31, 2011, the addendum/amendment #4 dated for reference September 30, 2011, and the addendum/amendment #5 dated for reference October 19, 2011 (together, the “Offer”) between Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation (“Landlord”) and Xenon Pharmaceuticals Inc. (“Tenant”).

Address: 3650 Gilmore Way, Burnaby, British Columbia

The Landlord and the Tenant hereby agree to amend the Lease clause in Clause 6 of the Offer as follows:

“6.	LEASE

The Lease shall be in the form of the existing Lease, allowing for reasonable amendments thereto as requested by the Landlord and Tenant. The final form of Lease, including the terms and conditions of this Offer and all agreed amendments thereto shall be delivered by the Landlord to the Tenant on or before November 9, 2011. The Lease shall be executed and delivered by the Tenant to the Landlord within ten (10) business days of receipt by the Tenant.”

ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT.

AGREED and ACCEPTED this 28th day of October, 2011.

/s/ (illegible)
Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation

AGREED and ACCEPTED this 28th day of October, 2011.

/s/ Karen G. Corraini
Xenon Pharmaceuticals Inc.

Addendum/Amendment #7

This addendum/amendment dated for reference the 9th day of November, 2011 shall be attached to and become part of the offer to lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, the addendum/amendment dated for reference February 7, 2011, the addendum/amendment dated for reference June 1, 2011, the addendum/amendment #3 dated for reference August 31, 2011, the addendum/amendment #4 dated for reference September 30, 2011, the addendum/amendment #5 dated for reference October 19, 2011, and the addendum/amendment #6 dated for reference October 28, 2011 (together, the “Offer”) between Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation (“Landlord”) and Xenon Pharmaceuticals Inc. (“Tenant”).

Address: 3650 Gilmore Way, Burnaby, British Columbia

The Landlord and the Tenant hereby agree to amend the Lease clause In Clause 6 of the Offer as follows:

“6.	LEASE

The Lease shall be in the form of the existing Lease, allowing for reasonable amendments thereto as requested by the Landlord and Tenant. The final form of Lease, including the terms and conditions of this Offer and all agreed amendments thereto shall be delivered by the Landlord to the Tenant on or before November 10, 2011. The Lease shall be executed and delivered by the Tenant to the Landlord within ten (10) business days of receipt by the Tenant.”

ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT.

AGREED and ACCEPTED this 9th day of November, 2011.

/s/ (illegible)
Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation

AGREED and ACCEPTED this 14th day of November, 2011.

/s/ Simon Pimstone
Xenon Pharmaceuticals Inc.

Addendum/Amendment #8

This addendum/amendment dated for reference the 25th day of November, 2011 shall be attached to and become part of the offer to lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, the addendum/amendment dated for reference February 7, 2011, the addendum/amendment dated for reference June 1, 2011, the addendum/amendment #3 dated for reference August 31, 2011, the addendum/amendment #4 dated for reference September 30, 2011, the addendum/amendment #5 dated for reference October 19, 2011, the addendum/amendment #6 dated for reference October 28, 2011, the addendum/amendment #7 dated for reference November 9, 2011 (together, the “Offer”) between Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation (“Landlord”) and Xenon Pharmaceuticals Inc. (“Tenant”).

Address: 3650 Gilmore Way, Burnaby, British Columbia

The Landlord and the Tenant hereby agree to amend the Lease clause In Clause 6 of the Offer as follows:

“6.	LEASE

The Lease shall be in the form of the existing Lease, allowing for reasonable amendments thereto as requested by the Landlord and Tenant. The Landlord’s proposed final form of Lease, Including the terms and conditions of this Offer and all agreed amendments thereto shall be delivered by the Landlord to the Tenant on or before 2 p.m (Vancouver time) on November 28, 2011. The Lease shall be mutually agreed by both parties and executed by both parties on or before November 29, 2011 at 5:00 p.m. (Vancouver Time).”

ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT.

AGREED and ACCEPTED this 25th day of November, 2011.

/s/ (illegible)
Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation

AGREED and ACCEPTED this 25th day of November, 2011.

/s/ Karen G. Corraini
Xenon Pharmaceuticals Inc.

Addendum/Amendment #9

This addendum/amendment dated for reference the 29th day of November, 2011 shall be attached to and become part of the offer to lease accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, the addendum/amendment dated for reference February 7, 2011, the addendum/amendment dated for reference June 1, 2011, the addendum/amendment #3 dated for reference August 31, 2011, the addendum/amendment #4 dated for reference September 30, 2011, the addendum/amendment #5 dated for reference October 19, 2011, the addendum/amendment #6 dated for reference October 28, 2011, the addendum/amendment #7 dated for reference November 9, 2011, and the addendum/amendment #8 dated for reference November 25, 2011 (together, the “Offer”) between Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation (“Landlord”) and Xenon Pharmaceuticals Inc. (“Tenant”).

Address: 3650 Gilmore Way, Burnaby, British Columbia

The Landlord and the Tenant hereby agree to amend the Lease clause In Clause 6 of the Offer as follows:

“6.	LEASE

The Lease shall be in the form of the existing Lease, allowing for reasonable amendments thereto as requested by the Landlord and Tenant. The Landlord’s proposed final form of Lease, Including the terms and conditions of this Offer and all agreed amendments thereto shall be delivered by the Landlord to the Tenant on or before 2:00 p.m. (Vancouver Time) on November 28, 2011. The Lease shall be mutually agreed by both parties and executed by both parties on or before December 6, 2011 at 5:00 p.m. (Vancouver Time).”

ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT.

AGREED and ACCEPTED this 29th day of November, 2011.

/s/ (illegible)
Concert Realty Services Ltd., on behalf of Concert Real Estate Corporation

AGREED and ACCEPTED this 29th day of November, 2011.

/s/ Karen G. Corraini
Xenon Pharmaceuticals Inc.
KAREN G. CORRAINI
GENERAL COUNSEL & CORPORATE SECRETARY

LEASE EXTENSION AND MODIFICATION AGREEMENT

This Agreement made effective the 27th day of October, 2011.

BETWEEN:

CONCERT REAL ESTATE CORPORATION

(the “Landlord”)

AND:

XENON PHARMACEUTICALS INC.

(the “Tenant”)

WHEREAS:

A.	By, a lease made in 2001 (the “Original Lease”) between Discovery Parks Incorporated (the “Original Landlord”) and Xenon Genetics Inc.,(the “Original Tenant”), the Original Tenant leased certain premises (the “Original Premises”) comprising the whole of the building (the “Building”) located on property known as 3650 Gilmore Way, Burnaby, British Columbia, as more particularly described in the Original Lease for a term of ten (10) years expiring on April 14, 2011;

B.	The Landlord is the successor in interest to the Original Landlord;

C.	The Tenant successor in interest to ti.i0 OriginalTeri

D.	By a lease extension and modification agreement made effective November 8, 2010 (the “First Modification”) between the Landlord and Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional four (4) months and sixteen (16) days, for a term expiring on August 31, 2011, as further described in the First Modification.

E.	By a lease extension and modification agreement made effective February 7, 2011 (the “Second Modification”) between the Landlord and Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional four (4) months, for a term expiring on December 31, 2011, as further described in the Second Modification.

F.	By a lease extension and modification agreement made effective June 1, 2011 (the “Third Modification”) between the Landlord and Tenant, the Landlord and Tenant agreed to extend the term of the Original Lease for an additional three (3) months, for a term expiring on March 31, 2012, as further described in the Third Modication (the Original Lease as modified by the First Modification, the Second Mddification and the Third Modification is referred to herein as the: “Lease”);

G.	By an Offer to Lease (the “Original Offer”) accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, the Landlord and Tenant agreed that the Tenant would continue to lease a portion (the “Proposed New Premises”, being the whole of the lst and 2nd floors of the Building) of the Original Premises, as more particularly described in the Offer, for a term of 120 months commencing on September 1, 2011, on the terms and conditions set out in the Origin Offer;

H.	By an Addendum/Amendment (the “First Addendum”) dated for reference February 7, 2011, the Original Offer was amended as set out therein;

I.	By an Addendum/Amendment (the “Second Addendum”) dated for reference June 1, 2011, the Original Offer, as amended, was further amended as set out therein;

J.	By an Addendum/Amendment (the “Third Addendum”) dated for reference August 31, 2011, the Original Offer, as amended, was farther amended as set out therein, including adding a right for the Tenant to elect to surrender and terminate its rights under the Original Offer in respect of that portion (the “Surrender Area”) of the Proposed New Premises shown on the plan attached to the Third Addendum as Exhibit A;

K.	By an Addendum/Amendment (the “Fourth Addendum”) dated for reference September 30, 2011, the Original Offer, as amended, was further amended by replacing the plan of the Surrender Area attached to the Third Addendum as Exhibit A with the plan attached as Exhibit A to the fOurth Addendum;

L	By a letter (the “Surrender Letter”) dated September 30, 2011, the Tenant notified the Landlord that the Tenant was exercising its right to surrender and terminate its rights under the Original Offer in respect of the Surrender Area;

M.	The Original Offer, as emended by the First Addendum, Second Addendum, Third Addendum, Fourth AddendUrn and Sufrender Letter, is herein referred to as the “Offer” and the proposed New Premises, excluding the Surrender Area are referred to as the “Premises”);

N.	The Landlord and the tenant acknowledge and agree that the recitals hereto are true and incontrovertible;

O.	The Landlord and the Tenant have agreed to amend the Lease to incorporate the terms of the Offer on the terms set out herein.

THEREFORE in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable Consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.	The Landlord and Tenant hereby agree to extend the term of the Lease for a further term (the “Extension Term”) of ten (10) years commencing on April 1, 2012 (the “Extension Term Commencement Date”) and terminating on March 31, 2022 on and subject to the terms of the Lease except as amended herein.

2.	As of the Extension Term Commencement Date, the Lease is amended as follows:

(a)	In section 1.1, the phrase “Rentable Area of approximately 56,776 square feet, being the entire Building situated thereon, as set out in Schedule “A” attached hereto” is deleted and replaced With “Rentable Area of approximately 34,000 square feet, subject to confirmation pursuant to section 3.3 below, being a portion of the first floor and the entire second floor of the Building situated thereon, as set out in Schedule “A” attached hereto. The Rentable Area shall further be adjusted to reflect the Tenant’s Proportionate Share of Common Areas as per section 3.3 below.

(b)	In section 2.1:

(i)	the phrase “of ten (10) years” is deleted in its entirety; and

(ii)	the phrase “expiring on the day immediately prior to the tenth anniversary of the Commencement Date” is deleted and replaced with “expiring on March 31, 2022”;

(c)	section 3.1 of the Lease is amended as follows:

(i)	The address of the Landlord is deleted and replaced with “9th Floor, 1190 Hornby Street, Vancouver, BC V6Z 2K5”;

(ii)	The following is added at the bottom of the table set out therein:

“Period	Per Square Foot	Approximate Basic Rent Per Annum	Approximate Basic Rent Per Month

April 15, 2011 - March 31, 2012	$19.50	$1,107,132.00	$92,261.00

April 1, 2012 - March 31, 2017	$19.50	$663,000.00	$55,250.00

April 1, 2017 - March 31, 2022	$21.00	$714,000.00	$59,500.00

The Tenant shall have a Free Basic Rent Period from April 1, 2012 through to August 15, 2012. During this period, the Tenant shall pay to the Landlord its Proportionate Share of Operating Expenses and property taxes and abide by all other terms of the Lease.”;

(d)	section 3.2 is deleted and replaced with the following:

*The Tenant has paid to the Landlord the sum of Eighty Nine Thousand Nine Hundred and Sixty Four Dollars ($89,964.00) as a deposit. The deposit shall be held by the Landlord, without liability for interest, as security for any and all present and future debts and liabilities of the Tenant to the Landlord in connection with its obligations (the “Obligations”) arising under this Lease for the term of the Lease. In the event the Landlord shall from time to time apply any or all of such deposit towards payment of the Obligations, the Tenant shall, from time to time at the request of the Landlord, forthwith pay to the Landlord the sum required to return the deposit to its original amount. If the Landlord disposes of its interest in this Lease, the Landlord shall credit the deposit to its successor and thereupon shall have no liability to the Tenant to repay the deposit to the Tenant. If the Tenant shall from time to time fail to perform its Obligations, the Landlord may apply all or part, as the case may be, of the deposit to rectify such failure. Subject to the foregoing, the Landlord shall repay the deposit to the Tenant 30 days after the end of the Term or sooner termination of the Lease, provided that all Obligations of the Tenant are paid and performed in full, failing which the Landlord may, on notice to the Tenant, elect to retain the deposit and to apply it in reduction of the Obligations and the Tenant shall remain fully liable to the Landlord for payment and performance of the remaining Obligations.”

(e)	section 3.3 is amended as follows:

(i)	by adding the following at the beginning:

“The Actual Rentable Area of the Premises shall be measured in accordance with the BOMA Standard.”; and

(ii)	by adding the following paragraph after the first paragraph of section 3.3:

“The Rent shall be $19.50 per square foot per year from April 1, 2012 to March 31, 2017 (excepting the Free Basic Rent Period from April 1, 2012 to August 15, 2012) and $21.00 per square foot per annum for the period from April 1, 2017 to March 31, 2022.”

(f)	section 3.4 is amended by deleting the phrase “or the Offer to Lease”;

(g)	section 3.7 is deleted in its entirety and replaced with “Intentionally deleted”;

(h)	section 4.1 is amended by deleting the phrase “and for related business activities all in accordance with the zoning by-laws of the City of Burnaby” and replacing it with the phrase “, for related business activities and for the operation of a vivarium and any other use permitted under the applicable zoning by-laws for the Building”;

(i)	section 5.1(a) is amended by adding the following at the end:

“Additional Rent is estimated at seven dollars and thirty-five cents ($7.35) per square foot of Rentable Area for the fiscal year of the Building ending September 30, 2010.”;

(j)	section 5.1(j) is deleted in its entirety and replaced with “Common Areas” means, without duplication, (1) those areas of the Land not intended by the Landlord for lease by tenants and (2) those areas of the Building that are Common Areas in accordance with the definition of “Common Areas” set out in the BOMA Standard:”;

(k)	section 5.1(s) is deleted in its entirety and replaced with “Leasehold Improvements” means all fixtures, trade fixtures, improvements, installations, alterations, and additions from time to time made, erected, or installed by, or on behalf of, the Tenant in the Premises, with the exception of furniture and equipment not of the nature of fixtures”;

(l)	section 5.1(v) is deleted in its entirety and replaced with “intentionally deleted”;

(m)	section 6.9 is amended by adding the following at the end:

“Notwithstanding the foregoing, the Tenant shall be granted non-exclusive signage on the Building, subject to the terms and conditions in the Lease, all existing signage shall remain in place during the Term and any extension thereof.”;

(n)	section 16.4 is deleted in its entirety and replaced with “intentionally deleted”;

(o)	section 6.15 is deleted in its entirety and replaced with “intentionally deleted”;

(p)	section 6.20(a) is amended by deleting the figure “$2,000,000.00” and replacing it with “$5,000,000.00”;

(q)	Article 27 is deleted in its entirely and replaced with “intentionally deleted”;

(r)	in Section 28.1:

(i)	the phrase “and Offer to Lease” in line 2 is deleted; and

(ii)	the last sentence is deleted in its entirety;

(s)	Section 29.1(b) and Articles 30, 31 and 32 are each deleted in their entirety and replaced with “intentionally deleted”;

(t)	new Articles 33, 34, 35, 36 and 37 are added as follows:

“33.0 FIRST OPPORTUNITY TO LEASE

33.1 Provided, that the Tenant has not been in material breach of the Lease, the Tenant shall have the first opportunity, to lease any space becoming available for lease on the third (3rd) floor of the Building at any time during the Term that is not encumbered by another lease. The Basic Rent payable on the said space shall be the current fair market rental as agreed to by the parties and failing such agreement, as determined by arbitration by a single arbitrator pursuant to the Commercial Arbitration Act of British Columbia. The cost of the arbitrator will be shared equally between the parties. The Tenant shall have the right to assign this First Opportunity to Lease to a permitted assignee under this Lease concurrently with the assignment by the Tenant to such assignee of all of the Tenant’s rights under this Lease.

34.0 OPTION TO RENEW

34.1 Provided the Tenant has not been in breach of the Lease, the Tenant shall have the right to extend the Term of the Lease with respect to the Premises and any additional space leased by the Tenant for an additional two (2) consecutive terms of five (5) years each on the same terms and conditions as contained in the Lease, save only the Basic Rent, any free rent, landlord’s work, tenant allowances, or other tenant inducements and this option to renew. To exercise this right, the Tenant shall give written notice to the Landlord no earlier than twelve (12) months and no later than nine (9) months prior to the expiry of the Term or the expiry of the immediately preceding extension period (as the case may be); and if such notice is not given, this option to extend shall be deemed waived and of no further effect and any additional extension periods will be null and void. The Basic Rent payable during each such extension period shall be the fair market rent for the premises and any additional space leased by the Tenant, taking into account the inducements being offered in the Market and excluding the value of any improvements that have been constructed or installed at the expense of the Tenant. In any event, the Basic Rent per annum shall not be less than the Basic Rent payable in the last year of the expiring term. In the event that Landlord and Tenant are unable to reach agreement on the Basic Rent, the

Basic Rent shall be determined by arbitration by a single arbitrator pursuant to the Commercial Arbitration Act of British Columbia. The cost of the arbitrator will be shared equally between the parties.

35.0 RIGHT OF TERMINATION

35.1 Provided that the Tenant has not been in material breach of the Lease, the Tenant shall have the right to surrender the Lease on or at any time after March 31, 2015 (the “Right to Terminate”) by providing a minimum of twelve (12) months prior written notice to the Landlord and, upon providing written notice to cancel the Lease, paying a surrender “fee calculated as the unamortized portion of the contribution paid by the Landlord to the Tenant in relation to the extension of the Term for the period from April 1, 2012 to March 31, 2022, being Twenty-five Dollars ($25.00) per square foot of Rentable Area of the Premises (the “Allowance”), the unamortized portion of real estate commissions paid by the landlord, and two (2) months’ Rent; plus applicable taxes. For the purpose of this calculation, the Allowance and commission shall be amortized over the period from April 1, 2012 to March 31, 2022 at an effective interest rate of 7% per annum, compounded semi-annually.

36.0 PARKING

36.1 The Tenant shall be provided surface and underground parking stalls based on its proportionate share and in common with other tenants in the Building (if any) on a first-come, first-served basis (random stalls), free of any monthly parking charge for the balance of the Term from April 1, 2012 and any renewals thereof. The Tenant may designate underground parking spaces allocated to it for use as storage areas or other uses and may fence these off or construct demising walls, subject to the Landlord’s approval and compliance with building codes, and subject to not impeding access to the balance of the parking stalls. The Tenant covenants that all fencing or demised walls for such storage areas shall be removed at the Tenant’s sole cost and expense prior to the Lease expiry and all damages caused by such removal shall be repaired by the Tenant at is sole cost and expense.

37.0 RESTORATION

37 1 The Tenant shall not be responsible for any costs associated with converting the main floor lobby or other portions of the Building for multi-tenant purposes. Upon expiry of the term; or any permitted renewal/cancellation thereof, the Tenant shall, subject to Section 8.4 only be responsible for removing any Leasehold Improvements or Tenant’s Work located in the Portion of its Premises within the first (1st) and second (2nd) floor, and to a maximum amount of $800,000 plus applicable taxes.”; and

(u)	Existing Articles 33.0 and 34.0 are renumbered Articles 38.0 and 39.0, respectively.

(v)	Schedule A is deleted and replaced with Schedule “A” attached hereto.

3.	For greater clarity, after the First Measurement, Rent will be adjusted, and calculated retroactive to the Extension Term Commencement Date, and after the Second Measurement, Rent will be adjusted and calculated retroactive, to the date of the Landlord’s commencement of its work on the Surrender Area to create an entrance lobby and an elevator lobby to convert the Building to a multi-tenant building (the “Building Conversion Work”). The Actual Rentable Area of the. Proposed New Premises shall be measured in accordance with the BOMA Standard within thirty (30) days of the Extension Term Commencement Date (the “First Measurement”). The Actual Rentable Area of the Premises shall further be measured, in, accordance with the BOMA Standard within thirty (30) days, after completion by the Landlord, of the Building Conversion Work (the “Second Measurement”). All such BOMA surveys shall be done at the Landlord’s cost.

(4)	The Premises shall be accepted, by the Tenant on an “as is” basis with the exception of the Landlord’s Work outlined on Schedule “B” attached hereto. The Landlord’s Work shall be completed by the Landlord at mutually accepted date(s) and time(s) between the Landlord and the Tenant and to the Building standard. Prior to commencing any of the Landlord’s Work, Landlord will provide the Tenant with plans of its intended improvement work (consisting of applicable electrical, mechanical and architectural drawings, specifications and other appropriate information) for review and approval by the Tenant, acting reasonably. The Tenant acknowledges and agrees that if Landlord’s Work is required, some of this Landlord’s Work may have to be done after the Tenant vacates the third (3rd) floor of the Building.

The Tenant acknowledges and agrees that during such time when the Landlord, or its appointed contractors, subcontractors, or employees is/are conducting the Landlord’s Work in the Building, the Tenant will be in the Premises in common with the Landlord, its contractors, subcontractors, or employees. The Landlord will make reasonable efforts to ensure that the operation of the Tenant’s business is not disrupted during the Landlord’s work period, however, the Tenant acknowledges and agrees that during the Landlord’s Work period, there will be disruptions throughout the Tenant’s business hours (or after business hours), and the Tenant shall make its best commercial efforts to cooperate with the Landlord, its appointed contractors, sub-contractors, or employees during the Landlord’s Work period to ensure that the Landlord’s Work proceeds efficiently.

The Landlord shall arrange and be financially responsible for all installation costs for separate metering of all utilities supplied to the Tenant pursuant to the Lease. This may be by way of a sub-meter and include third-party monitoring which shall form part of the tenant’s Operating Expenses payable under the Lease.

5.	The Landlord will pay to the Tenant, as a contribution towards the cost of the Tenant’s Leasehold Improvements to that portion of the Premises that comprises the Rentable Area as of the Extension Term Commencement Date (the “Tenant’s Work”), the Allowance, plus applicable taxes. This Allowance shall be payable upon the completion of the items listed hereto in Schedule “C”, which shall be incorporated into the Landlord’s standard Tenant Work Agreement attached hereto as Schedule “D”. Should the Tenant’s Work cost less than the Allowance, the difference will be applied on account of the Basic Rent and Operating Expenses and Property Taxed payments due under the Lease from April 1, 2012 to a maximum. of up to Ten Dollars ($10.00) per square foot of Rentable Area of the Premises, plus applicable taxes.

The Landlord and the Tenant further confirm and agree that, at the Tenant’s discretion, the Landlord will pay the above-noted Allowance to the Tenant in two (2) separate installments, in such amounts and on such dates as may be requested by the Tenant. For the avoidance of doubt the Landlord and the Tenant further confirm and agree that any surrender fee payable under Article 35.0 of the lease, being the Right of Termination, shall be calculated only on the unamortized portion of the Allowance actually paid to the Tenant by the Landlord in addition to the unamortized portion of the real estate commissions and the two (2) month’ Rent, as stated in Article 35.0 of the Lease.

6.	The Landlord acknowledges and agrees that in the event the Landlord elects to require the Tenant to demolish improvements as set out in clause 8.4 of the Lease with respect to the third floor of the Building (such improvements which, for the avoidance of doubt, include Leasehold Improvements), the Tenant shall not be responsible for any costs associated with converting the third floor of the Building to multi-tenant use in compliance with building codes, including without limitation those costs associated with construction of corridors, demising walls, and the modifications to the Building’s mechanical and electrical systems.

7.	The parties confirm and ratify the terms and conditions contained in the Lease as amended by this Agreement.

8.	This Agreement will, from the Effective Date, be read and construed together with the Lease, and the Lease, as amended hereby, shall continue in full force and effect for the remainder of the term of the Lease in accordance with the terms thereof and hereof.

9.	This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties.

10.	The Landlord covenants and agrees that it will apply to the City of Burnaby, at its sole expense, for all approvals required in connection with allowing that area located on the 3rd floor of the Building currently housing the Tenant’s existing server room, as shown on Schedule “E” attached hereto (the “Server Room Area”) to remain as part of the Tenant’s leased Premises after the Landlord demises the third (3rd) floor of the Building, and that it will use reasonable commercial efforts to obtain such approvals from the City of Burnaby on or before January 31, 2012. Provided that all required approvals are received from the City of Burnaby by the Extension Term Commencement Date, the Landlord agrees to lease to the Tenant, commencing on the Extension Term Commencement Date, the Server Room Area, on the same terms and conditions as the Lease, as amended by this Agreement. If the Server Room Area is leased, by the Landlord to the Tenant, the definition of “Proposed New Premises” and “Premises” in this Agreement will be amended to include the Server Room Area, and the table in section 3.1 of the Lease, as amended, setting out the Basic Rent per annum and per month, will be updated accordingly. The Landlord covenants and agrees that if it leases the Server Room Area to the Tenant, the Tenant will be entitled to access the Server Room Area at all times.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

CONCERT REAL ESTATE CORPORATION

By:	/s/ (illegible)
Authorized Signatory

By:	/s/ (illegible)
Authorized Signatory

XENON PHARMACEUTICALS INC.

By:	/s/ Simon Pimstone
Authorized Signatory

By:
Authorized Signatory

SCHEDULE A

PLAN

1st Floor outlined in heavy black - Includes future Common Areas

**	The area hatched in red above indicates the approximate location of the Common Areas.**

2nd Floor - Tenant is leasing entire 2nd Floor

SCHEDULE B

LANDLORD’S WORK

The Landlord will, at its own expense, complete the following work on the Main and Third (3rd) floors of the Building in accordance with Section 3 of the Lease Extension and Modification Agreement made as of the 27th day of October, 2011 between the Landlord and the Tenant, in respect of the Common Area of the Building, and, to the extent that they are affected, the Premises:

(a)	Where required, construct demising walls;

(b)	Install double full height glass entrance doors plus full height solid core exit doors complete with magnetic card access system tied into the Building security system;

(c)	Reconfigure heating, ventilation and air-conditioning (HVAC);

(d)	Reconfigure automatic sprinkler system;

(e)	Reconfigure elevator lobbies and entrance lobbies;

(f)	Modify the security system to provide the Premises with autonomous security to mutually agreeable standards between the Landlord and the Tenant;

(g)	Replace any cracked, chipped or stained ceiling acoustic tiles or drywall ceilings with new or like new matching acoustic ceiling tiles and finishes (in common area only);

(h)	Where required by building code, the Landlord shall be responsible for seismic upgrades to base building T-bar ceiling, lighting systems and base Building mechanical systems.

The Tenant acknowledges and agrees that during such time when the Landlord, or its appointed contractors, sub-contractors, or employees is/are conducting the Landlord’s Work in the Building, the Tenant will be in the Premises or the Additional Area in common with the Landlord, its contractors, sub-contractors, or employees. The Landlord will make reasonable efforts to ensure that the operation of the Tenant’s business is not disrupted during the Landlord’s Work period; however, the Tenant acknowledges and agrees that during the Landlord’s Work period, there will be disruptions throughout the Tenant’s Normal Business Hours (or after Normal Business Hours) and the Tenant shall make its best commercial efforts to co-operate with the Landlord, its appointed contractors, sub-contractors, or employees during the Landlord’s Work period to ensure that the Landlord’s Work proceeds efficiently.

SCHEDULE C

TENANT’S WORK

The Landlord agrees to pay to the Tenant an Allowance payable within ten (10) days after the completion of all of the following:

(a)	execution and delivery of the Lease Extension and Modification Agreement made as of the 27th day of October, 2011 between the Landlord and the Tenant (the “Lease Amending Agreement”) by the Tenant to the Landlord as well as full compliance by the Tenant with all Tenant obligations of the Lease;

(b)	the Extension Term Commencement Date has passed;

(c)	receipt of notice from the Tenant that it has completed the Tenant’s Work contemplated in the Lease Amending Agreement;

(d)	the applicable statutory lien holdback period shall have expired and any liens that may have been filed against the Premises or the property with respect to the work done by or on behalf of the Tenant with respect to the Premises shall have been discharged from title tithe property; and

(e)	receipt by the Landlord of:

(i)	a copy of the Tenant’s final inspection permit for the Tenant’s Work within the Premises and a copy of the Tenant’s business license, if required;

(ii)	an officer’s certificate or a statutory declaration by a principal of the Tenant of payment in full of all costs relating to the Tenant’s Work;

(iii)	copies of receipted invoices for the Tenant’s Work substantiating the amount that has been expended and paid Par by the Tenant;

(iv)	a letter from the Workers’ Compensation Board of B.C. (“WorkSafeBC”) confirming that the Tenant and its general contractor have satisfied all assessment requirements of the WorkSafeBC to the date which is thirty days following the date of substantial completion of the Tenant’s Work; and

(v)	a copy of the certificate of completion signed by the payment certifier in respect of the Tenant’s Work, or if a payment certifier is not available, a certificate of Substantial Completion from the Tenant’s contractor.

SCHEDULE D

TENANT WORK AGREEMENT

i) Under the Lease made in 2001 ‘between Discovery Parks Incorporated and Xenon Genetics Inc., as assigned to Concert Real Estate Corporation (the “Landlord”) and Xenon Pharmaceuticals, Inc (the “Tenant”), and as amended, including a Lease Extension and Modification Agreement made as of the 27th day of October, 2011 between the Landlord and the Tenant (the “Lease Amending Agreement”) (collectively, the “Lease”), the Landlord agreed to pay to the Tenant an allowance (the “Allowance”) in the amount and on the terms more particularly set out in the Lease;

ii) The parties have entered into this Agreement to supplement their agreement with respect to the Allowance on the terms set out herein.

NOW THEREFORE in consideration of the respective covenants made by the parties in the Lease and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties agree as follows:

ARTICLE 1

APPLICATION ALLOWANCE

1.01 The Tenant covenants and agrees with the Landlord that the Tenant shall utilize the Allowance to complete certain improvements to the Premises (as defined and more particularly set out in the Lease) to prepare them for use and occupation by the Tenant.

ARTICLE 2

REQUIREMENTS FOR TENANT’S WORK

2.01 The Tenant shall accept the Premises in “as is, where is” condition, excepting only the work, if any, specifically set out in the Lease to be completed by the Landlord. It is the Tenant’s responsibility to ensure that the Premises are finished in a good and, professional manner and with new materials that are of a high quality and conforming to the industry standards of practice and are not in contravention of the codes or regulations of the appropriate municipal authority or any other authority having jurisdiction.

2.02 Prior to commencing any work in the Premises, the Tenant will provide the Landlord with detailed plans of its intended improvement work (consisting of applicable electrical, mechanical and architectural drawings, specifications and other appropriate information) for review and approval by the Landlord, acting reasonably. The Tenant will be responsible for all costs incurred by the Landlord in reviewing and approving such plans, including consultant fees. The Tenant may use the Landlord’s consultant with respect to the Tenant’s work.

2.03 The Tenant, at its expense, will revise its plans to address issues or required changes identified by the Landlord, acting reasonably, and resubmit the revised plans for final approval of the Landlord, acting reasonably. The Landlord’s approval of the Tenant’s plans denotes acceptance of the information contained in the drawings and specifications provided and approval of the visual design that the drawings appear to represent. The Landlord’s approval does not mean confirmation of dimensions shown on the drawings nor does it limit the responsibilities of the Tenant to those shown on the drawings and specifications. The Tenant will be responsible for all work required to prepare the Premises for their intended and permitted use under the Lease and sigh criteria, codes, regulations and laws of governing authorities having jurisdiction, whether or not this is completely shown on the Tenant’s drawings, notwithstanding the Landlord’s approval. The landlord is not responsible for the function and performance of the Tenant’s design, installation and construction.

2.04 It is the Tenants responsibility to obtain all necessary approvals and permits for its work from the appropriate municipal authority and all other authorities having jurisdiction and the Tenant must submit evidence of these approvals to the Landlord before commencing work. The Tenant is responsible for payment of all fees and charges incurred in obtaining said approvals and for obtaining, if required by the Municipality, an occupancy permit prior to commencing operations in the Premises.

2.05 Before commencing the Tenant’s work, the Tenant is to provide written proof to the Landlord that liability, fire, general worker’s compensation and any other insurance reasonably required by the Landlord has been effected and is in force to the limits and on the terms which the Landlord may reasonably approve. The Landlord shall be named at an additional insured and loss-payee in the Tenant’s insurance for the Premises.

2.06 The Tenant indemnifies the Landlord from any and all claims arising out of work done by the Tenant or its contractors and the Tenant will promptly remove any liens filed against title to the Premises or the Land (as defined in the Lease) in connection therewith, failing which the Landlord may do so and the Tenant will pay all the Landlord’s costs, including legal costs, as incurred by the Landlord.

2.07 The Landlord is not responsible or liable for any materials left or installed in the Premises or for any loss or damage suffered by the Tenant, its contractor or subcontractors. The Tenant is entirely responsible for the security of the Premises and the security of its contractor’s supplies and equipment. No security for the Premises will be installed unless prior written approval is obtained from the Landlord.

2.08 The Tenant acknowledges, and agrees that:

(a) the Landlord is not in any way responsible or liable with regard to any Tenant’s Work (as defined in the Lease) carried out in the Premises;

(b) any damage caused by the Tenant, its contractor or subcontractors employed on the Tenant’s Work to any work of the structure or the systems employed in the Building or to any property of the Landlord or of other tenants or owners in the Building is to be repaired by the Landlord’s contractor to the satisfaction of the Landlord and the Landlord may recover the costs incurred from the Tenant; and

(c) under no circumstances shall the Tenant or its contractor at any time be permitted to drill or cut conduit, pipe sleeves, chases, duct equipment, openings in the floor, columns, walls or ceiling of the Building; any work of this type required by the Tenant Shall be subject to the Landlord’s approval, pot to be, unreasonably withheld or delayed.

ARTICLE 3

WORK DONE BY THE LANDLORD FOR THE TENANT

3.01 Any equipment or work (excepting any Landlord’s Work, as defined in the Lease) provided by the Landlord for or at the request of the Tenant, is to be paid for by the Tenant as follows:

(a) one hundred percent (100%) of the amount payable will be paid at the time the Tenant requests the equipment to be supplied or the work to be done; and

(b) the cost of such equipment or work includes, without limitation, labour, materials, applicable taxes, all architectural, engineering and contractor’s fees in connection thereof, and all reasonable fees for supervision of such work as the Landlord may charge.

ARTICLE 4

ALLOWANCE

4.01 The Landlord agrees to pay to the Tenant the Allowance payable within ten (10) days after the completion of all of the following:

(a)	execution and delivery of the Lease Amending Agreement by the Tenant to the Landlord as well as full compliance by the Tenant with all Tenant obligations of the Lease;

(b)	the Extension Term Commencement Date has passed;

(c)	receipt of notice from the Tenant that it has completed the Tenant’s Work contemplated in the Lease Amending Agreement;

(d)	the applicable statutory lien holdback period shall have expired and any liens that may have been filed against the Premises or the property with respect to the work done by or on behalf, of the Tenant with respect to the Premises shall have been discharged from title to the property; and

(e)	receipt by the Landlord of:

(i)	a copy of the Tenant’s final Inspection Permit for the Tenant’s Work within the Premises and a copy of the Tenant’s business license, if required;

(ii)	an officer’s certificate or a statutory declaration by a principal of the Tenant of payment in full of all costs relating to the Tenant’s Work;

(iii)	copies of receipted invoices for the Tenant’s Work substantiating the amount that has been expended and paid for by the Tenant;

(iv)	a letter from the Workers’ Compensation Board of B.C. (“WorkSafeBC”) confirming that the Tenant and its general contractor have satisfied all assessment requirements of the WorkSafeBC to the date which is thirty (30) days following the date of substantial completion of the Tenant’s Work; and

(v)	a copy of the certificate of completion signed by the payment certifier in respect of the Tenant’s Work, or if a payment certifier is not available, certificate of Substantial Completion from the Tenant’s contractor.

ARTICLE 5

NON-COMPLIANCE

5.01 If the Tenant does not comply with the provisions of the Lease or any other agreement relative to the construction or occupation of the Premises, including this Agreement, the Landlord, in addition to and not in lieu of any other rights or remedies, has the right to any and all of the following in its discretion:

(a)	to declare all fees, charges and other sums payable by the Tenant to the Landlord pursuant to this Agreement to be rent and to be collectible as rent under the provisions of the Lease; or

(b)	to declare and treat the Tenant’s non-compliance as a default or breach of Covenant under the Lease and exercise any right available under the provisions of the Lease, including the right of termination.

5.02 In any event of termination pursuant to the above provisions, the Landlord may further elect either to retain for its own use and without payment of, all or any of the Tenant’s Work which has been commenced, installed or completed to the date of termination or immediately demolish or remove all or any work and restore the Premises to the condition it was prior to the commencement of the Tenant’s Work, the cost which is payable by the Tenant.

ARTICLE 6

GENERAL

6.01 This Schedule shall survive, and neither shall merge upon, the execution and delivery of the other such document. The parties acknowledge and agree that the terms of this Agreement are intended to supplement and co-exist with the terms of the Lease, notwithstanding any contrary term of the Lease.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set out above.

The Landlord:

CONCERT REAL ESTATE CORPORATION

Per

/s/ (illegible)
(Authorized Signatory)

Per

/s/ (illegible)
(Authorized Signatory)

The Tenant:

XENON PHARMACEUTICALS INC.

Per

/s/ Simon Pimstone
(Authorized Signatory)

Per

(Authorized Signatory)

SCHEDULE E
SERVER ROOM AREA

3rd Floor
N
Server Room Area
(Xenon Rentable Area)
Electrical Room
Common Area
Xenon Rentable Area
3

LEASE MODIFICATION AGREEMENT

This Agreement made on the 18th day of July, 2013 and made effective as of the 1st day of April, 2012 (the “Effective Date”).

BETWEEN:

CONCERT REAL ESTATE CORPORATION

(the “Landlord”)

AND:

XENON PHARMACEUTICALS INC.

(the “Tenant”)

WHEREAS:

A.	By a lease made in 2001 (the “Original Lease”) between Discovery Parks Incorporated (the “Original Landlord”) and Xenon Genetics Inc. (the “Original Tenant”), the Original Tenant leased certain premises (the “Original Premises”) comprising the whole of the building (the “Building”) located on property known as 3650 Gilmore Way, Burnaby, British Columbia, as more particularly described in the Original Lease for a term of ten (10) years expiring on April 14, 2011;

B.	The Landlord is the successor in interest to the Original Landlord;

C.	The Tenant is the successor in interest to the Original Tenant;

D.	By a lease extension and modification agreement made effective November 8, 2010 (the “First Modification”) between the Landlord and Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional four (4) months and sixteen (16) days, for a term expiring on August 31, 2011, as further described in the First Modification;

E.	By a lease extension and modification agreement made effective February 7, 2011 (the “Second Modification”) between the Landlord and Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional four (4) months, for a term expiring on December 31, 2011, as further described in the Second Modification;

F.	By a lease extension and modification agreement made effective June 1, 2011 (the “Third Modification”) between the Landlord and Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional three (3) months, for a term expiring on March 31, 2012, as further described in the Third Modification;

G.	By an Offer to Lease (the “Original Offer”) accepted by the Landlord on November 9, 2010 and accepted by the Tenant on November 23, 2010, the Landlord and Tenant agreed that the Tenant would continue to lease a portion (the “Proposed New Premises”, being the whole of the 1st and 2nd floors of the Building) of the Original Premises, as more particularly described in the Offer, for a term of 120 months commencing on September 1, 2011, on the terms and conditions set out in the Original Offer;

H.	By an Addendum/Amendment (the “First Addendum”) dated for reference February 7, 2011, the Original Offer was amended as set out therein;

I.	By an Addendum/Amendment (the “Second Addendum”) dated for reference June 1, 2011, the Original Offer, as amended, was further amended as set out therein;

J.	By an Addendum/Amendment (the “Third Addendum”) dated for reference August 31, 2011, the Original Offer, as amended, was further amended as set out therein, including adding a right for the Tenant to elect to surrender and terminate its rights under the Original Offer in respect of that portion (the “Surrender Area”) of the Proposed New Premises shown on the plan attached to the Third Addendum as Exhibit A;

K.	By an Addendum/Amendment (the “Fourth Addendum”) dated for reference September 30, 2011, the Original Offer, as amended, was further amended by replacing the plan of the Surrender Area attached to the Third Addendum as Exhibit A with the plan attached as Exhibit A to the Fourth Addendum;

L.	By a letter (the “Surrender Letter”) dated September 30, 2011, the Tenant notified the Landlord that the Tenant was exercising its right to surrender and terminate its rights under the Original Offer in respect of the Surrender Area;

M.	The Original Offer, as amended by the First Addendum, Second Addendum, Third Addendum, Fourth Addendum, the Surrender Letter, Addendum #5 dated October 19, 2011, Addendum #6 dated October 28, 2011, Addendum #7 dated November 9, 2011, Addendum #8 dated November 25, 2011, and Addendum #9 dated November 29, 2011, and the , is herein referred to as the “Offer” and the Proposed New Premises, excluding the Surrender Area but Including the IT Room (as defined below) are referred to as the “Premises”;

N.	By a lease extension and modification agreement made as of October 27, 2011 (the “Fourth Modification”) between the Landlord and Tenant, the Landlord and the Tenant agreed to extend the term of the Original Lease for an additional ten (10) years, for a term expiring on March 31, 2022 on the terms and conditions therein, as further described in the Fourth Modification (the Original Lease as modified by the First Modification, the Second Modification, the Third Modification and the Fourth Modification is referred to herein as the “Lease”);

O.	The Landlord and the Tenant acknowledge and agree that the recitals hereto are true and incontrovertible;

P.	The Landlord and the Tenant have agreed to amend the Lease on the terms set out herein.

THEREFORE in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.	For the purposes of this Agreement and unless there is a definition specifically herein contained, any words, terms or phrases that are defined in the Lease shall have the same meaning herein.

2.	The Landlord and the Tenant acknowledge and agree that the Landlord has obtained the First Measurement for the Premises.

3.	The Landlord and the Tenant further acknowledge and agree that the Landlord has obtained the Second Measurement, which illustrates the final Actual Rentable Area of the Premises.

4.	Effective on the Effective Date, the Landlord and the Tenant agree that all rental payments in the Lease shall be adjusted in accordance with this Lease Modification Agreement.

5.	The Landlord and the Tenant agree to delete Clause 2 (a) of the Fourth Modification and replace it with the following:

“(a)	In section 1.1, the phrase “Rentable Area of approximately 56,776 square feet, being the entire Building situated thereon, as set out in Schedule “A” attached hereto” is deleted and replaced with “Rentable Area of 30,600 square feet, being a portion of the first floor (Unit 120), the entire second floor (Unit 200) and a portion of the third floor (“IT Room” and “Unit 200”) of the Building situated thereon, as set out in Schedule “A” and Schedule “E” attached hereto, and includes the Tenant’s Proportionate Share of Common Areas as per section 3.3 below. For avoidance of doubt, the areas designated as “Vertical Penetrations Areas” in Schedule “A” and Schedule “E” are not included in the “Second Measurement” calculation underlying the above-noted Rentable Area and the Basic Rent set forth in Section 3.1 below.”;

6.	The Landlord and the Tenant agree to delete Clause 2 (c) (ii) of the Fourth Modification and replace it with the following:

“Period	Per Square Foot	Approximate Basic Rent Per Annum	Approximate Basic Rent Per Month

April 15, 2011 - March 31, 2012	$19.50	$1,107,132.00	$92,261.00

April 1, 2012 - March 31, 2017	$19.50	$596,700.00	$49,725.00

April 1, 2017 - March 31, 2022	$19.50	$642,600.00	$53,550.00

The Tenant shall have a Free Basic Rent Period from April 1, 2012 through to August 15, 2012. During this period, the Tenant shall pay to the Landlord its Proportionate Share of Operating Expenses and property taxes and abide by all other terms of the Lease.”;

7.	The Landlord and the Tenant agree to delete Article 36 of the Lease and replace it with the following:

36.0 PARKING

36.1 The Tenant shall be provided seventy (70) designed parking stalls free of any monthly parking charge for the balance of the Term from April 1, 2012 and any renewals thereof as shown on the parking plan below. The Tenant may designate underground parking spaces allocated to it for use as storage areas or other uses and may fence these off or construct demising walls, subject to the

Landlord’s approval (such approval not to be unreasonably withheld) and compliance with building codes, and subject to not impeding access to the balance of the parking stalls. The Tenant covenants that all fencing or demised walls for such storage areas shall be removed at the Tenant’s sole cost and expense prior to the Lease expiry and all damages caused by such removal shall be repaired by the Tenant at its sole cost and expense.

Parking Plan

8.	The Landlord and the Tenant agree that Schedule “A” of the Lease is deleted and replaced with Schedule “A” attached hereto.

9.	The Landlord and the Tenant hereby confirm that the Landlord’s Work in Schedule “B” of the Fourth Modification has been completed and satisfied.

10.	The Landlord and the Tenant hereby confirm that, as of the date of this Agreement, pursuant to the Tenant Work Agreement attached as Schedule “D” of the Fourth Modification, the Tenant has conducted certain Tenant’s Leasehold Improvements comprising Tenant’s Work under the Lease (“2012/2013 Leasehold Improvements”). For avoidance of doubt, in keeping with the Landlord and the Tenant’s mutual intention and understanding as set out under the first sentence of paragraph 2 of Section 5 of the Fourth Modification, and notwithstanding anything to the contrary in Section 5 of the Fourth Modification or otherwise, the Landlord and the Tenant further confirm their agreement as follows:

(a)	with respect to the 2012/2013 Leasehold Improvements, the Tenant has complied with Sections 2.01 to 2.05 (inclusive), and subsection 2.08(c) of the Tenant Work Agreement; however, the Landlord and the Tenant agree and accept that the following items for the 2012/2013 Leasehold Improvements shall be submitted from the Tenant to the Landlord as a condition of the Allowance being paid:

(i)	“As built” drawings saved in PDF and AutoCAD format 2004 and submitted to the Landlord on a CD or via e-mail;

(ii)	Mechanical drawings;

(iii)	All Permits; and

(iv)	All inspection reports;

(b)	at the Tenant’s discretion, as of the date of this Agreement, (subject to the Tenant having complied with the requirements of the Tenant Work Agreement, and specifically, having provided to the Landlord those items set forth under subsections 4.01 (c), (d), and (e) of such Tenant Work Agreement) the Tenant has the right to request that the Landlord pay to the Tenant (as the first installment contemplated under the first sentence of paragraph 2 of Section 5 of the Fourth Modification) up to the total of the amount of the Allowance that relates to the 2012/2013 Leasehold Improvements, and in the event the Tenant requests same, such first installment portion of the Allowance will be paid to the Tenant within ten (10) days of the Tenant’s request for same;

(c)	should the Tenant desire to delay its request for such first installment payment, until such later time and time that it has conducted additional Tenant’s Leasehold Improvements comprising Tenant’s Work, the Tenant has the right to do so, and at that time (provided that such additional Tenant’s Leasehold Improvements (as well as the 2012/2013 Leasehold Improvements) are completed and satisfied in accordance with the terms set out in the Lease including those terms set out in the Tenant Work Agreement), the applicable first installment portion of the Allowance (relating to all such Tenant’s Work conducted and completed as of that later date), will be paid to the Tenant within ten (10) days of the Tenant’s request for same;

(d)	the Tenant has the right to request that the Landlord pay to the Tenant the second installment payment, at any time over the course of the Extension Term following the date of the Tenant’s request for its first installment payment, and in the event the Tenant requests such second installment payment, (provided that any Tenant’s Leasehold Improvements that are the subject matter of that second installment payment are completed and satisfied in accordance with the terms set out in the Lease including those terms set out in the Tenant Work Agreement), such second installment portion of the Allowance will be paid to the Tenant within ten (10) days of the Tenant’s request for same; and

(e)	in the event that, the total amount of the Tenant’s Work (as repaid by the Landlord to the Tenant under the first installment plus the second installment) is a sum lower than the total amount of the Allowance, the difference between the Allowance and the amount actually repaid to the Tenant by the Landlord, calculated in accordance with paragraph 1 of Section 5 of the Fourth Modification (the “Difference”), will be applied on account of the Basic Rent and Operating Expenses and Property Taxes otherwise owed to the Landlord by the Tenant. For the avoidance of doubt, if at the time that the Landlord and Tenant make the determination that the Difference is payable to the Tenant, the Extension Term has been completed and there is no more Basic Rent, Operating Expenses, or Property Taxes otherwise owed to the Landlord by the Tenant to which the Difference could be applied, in such event the Landlord will forthwith pay the Difference to the Tenant in cash.

11.	The parties confirm and ratify the terms and conditions contained in the Lease as amended by this Agreement.

12.	This Agreement will, from the Effective Date, be read and construed together with the Lease, and the Lease, as amended hereby, shall continue in full force and effect for the remainder of the term of the Lease in accordance with the terms thereof and hereof.

13.	This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties.

14.	The Landlord and the Tenant agree to delete Schedule “E” of the Fourth Modification and replace it with the following:

SCHEDULE “E”

SERVER ROOM AREA (LABELED “IT ROOM”)

3rd Floor Area Legend

- Vertical Penetrations Area
- Building Common Area
- Floor Common Area
- Unit 310
- Unit 330
- IT Room
- Unit 200

SCALE FEET

CONCERT™	3650 Gilmore Way, Burnaby, BC	Area Plan 3rd Floor	May 30, 2013		ACCUSPACE MEASURING www.accuspacemeasuring.com

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

CONCERT REAL ESTATE CORPORATION

By:	/s/ (illegible)
Authorized Signatory

By:	/s/ (illegible)
Authorized Signatory

XENON PHARMACEUTICALS INC.

By:	/s/ Simon Pimstone
Authorized Signatory

By:
Authorized Signatory

SCHEDULE “A”

PLAN

1st Floor — Unit 120

2nd Floor — Tenant is leading entire 2nd Floor

3rd Floor — Unit 200

END OF DOCUMENT